UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Navient Corporation
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NAVIENT

2021 PROXY STATEMENT

Notice of 2021
Annual Meeting of Shareholders
and Proxy Statement

We are a leader in education loan management and business processing solutions for education, healthcare, and government clients at the federal, state, and local levels.

OUR VISION	OUR VALUES

We aspire to lead every market we serve, providing solutions that anticipate and solve our customers’ unique and complex needs.	Our values reflect who we are and where we’re going. By living them daily, we stay on course toward our goals for ourselves, our customers, our communities, and our shareholders.

OUR MISSION	We strive to be the best.

We enhance the financial success of our customers by delivering innovative solutions and insights with compassion and personalized service.	By relentlessly pursuing the right solutions, we deliver on our promises to each other and those we serve.

We’re stronger together.

We succeed because we’re inclusive and authentic, and we know good ideas can come from anywhere and anyone.

We earn the trust of our customers and colleagues.

We hold each other accountable and act with integrity.

We innovate always and everywhere.

We empower each other to think di!erently, develop ourselves, and grow our company.

123 Justison Street
Wilmington, Delaware 19801

April 9, 2021

Dear Fellow Shareholders:

As we write this letter to invite you to the 2021 Annual Meeting of Shareholders of Navient Corporation, the COVID-19 pandemic is still significantly impacting the world, the nation, virtually every aspect of the economy, our business and the lives of our employees and customers. We are pleased to share that our response to the pandemic at Navient continues to be rapid, impactful and solutions-driven.

We truly demonstrated our innovative approach, the agility of our systems, operations and people and the resilience of our organization during 2020. Perhaps the greatest example of that was how we worked with our business processing clients, including federal agencies, public sector entities and health care institutions, to offer relief where needed. We quickly redeployed our team and adapted our platform to help our state clients meet new challenges, including processing much-needed unemployment benefits and providing contact-tracing and vaccination administration services.

For the millions of student loan borrowers we serve, we swiftly implemented several unprecedented relief programs initiated by the White House and Congress for U.S. Department of Education borrowers, and we deployed options to support impacted FFELP and private credit borrowers we service. We also created a comprehensive webpage, https://Navient.com/covid-19, dedicated to providing information needed to access these programs during this crisis.

Additionally, in 2020, we responded to our nation’s rightful drive for social justice. We worked to strengthen Navient as an inclusive and equitable workplace and we also looked outside our own walls to find ways to create more opportunity for those in our communities who need it most. In early 2021, we launched a partnership with Boys & Girls Clubs of America— Navient’s largest-ever such partnership—with a specific emphasis on helping young people in underserved communities.

We delivered strong 2020 results, and we are committed to continuing to create value for our clients, customers, communities, colleagues, and our shareholders in 2021 and beyond.

Navient’s 2021 Annual Meeting of Shareholders will be held virtually on Thursday, May 20 at 8:00 a.m., Eastern Daylight Time to protect the safety and well-being of our shareholders and employees in light of the pandemic. Read on for instructions on how to participate in the meeting.

At our Annual Meeting, we will consider the matters described in this proxy statement. We are again making our proxy materials available to you electronically. We hope that this continues to offer you a convenient way to review the materials while allowing us to reduce our environmental footprint and expense.

The proxy statement contains important information and you should read it carefully. Your vote is important, and we strongly encourage you to vote your shares using one of the voting methods described in the proxy statement.

We wish you good health and safety.

John (Jack) F. Remondi	Linda A. Mills
President and Chief Executive Officer	Chair of the Board of Directors

AWARDS AND RECOGNITION
Navient is proud to receive recognition for excellence in corporate governance and business practices.

Champion of Board Diversity for commitment to women in leadership	Better Business Bureau Accredited for Navient and its subsidiaries

“W” Company Award for commitment to board diversity	2018 CPA-Zicklin Index “Trendsetter” for political transparency

Veteran Jobs Mission for commitment to veteran hiring	Military Friendly Employer Award for leading programs for veterans and military spouses

Training Top 100 for staff.learning and development programs	Best Place to Work for a commitment to equality in the workplace

To learn more about these and other awards as well as other ways we participate in our communities, please visit about.navient.com/values-and-people

123 Justison Street
Wilmington, Delaware 19801

April 9, 2021

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS OF
NAVIENT CORPORATION

To Our Shareholders:

Navient Corporation (“Navient” or the “Company”) will hold its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date:	Thursday, May 20, 2021

Time:	8:00 a.m., Eastern Daylight Time

Access:	Meeting Live via the Internet
Please visit www.virtualshareholdermeeting.com/NAVI2021

Items of Business:

(1)	Elect the 9 nominees named in the proxy statement to serve as directors for one-year terms or until their successors have been duly elected and qualified;

(2)	Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2021;

(3)	Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers;

(4)	Act on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Record Date:

You may vote if you were a shareholder of record as of the close of business on March 23, 2021.

In the interest of the health and well-being of our shareholders and our employees, we have determined that the 2021 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please refer to instructions on page 6 of this proxy statement.

Your participation in the Annual Meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend and participate in the virtual meeting, you must provide evidence of your ownership as of March 23, 2021, or a valid proxy showing that you are representing a shareholder who owned shares as of that date.

Thank you for your interest in Navient.

By Order of the Board of Directors,

Mark L. Heleen
Secretary

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2021.

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) are available free of charge at and http://materials.proxyvote.com.

You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801. Navient will provide a copy of our Form 10-K without charge to any shareholder upon written request.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our shareholder letter and this proxy statement contain forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our 2020 Form 10-K . We disclaim any obligation to update any forward-looking statements contained herein after the date of this proxy statement.

Proxy Summary

This summary is intended as an overview of the information found elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement before voting.

Annual Meeting of Shareholders

DATE AND TIME:	LOCATION:	RECORD DATE:
May 20, 2021	Virtual Meeting Only	March 23, 2021
8:00 a.m. local time	Live via the Internet
Please Visit www.virtualshareholdermeeting.com/NAVI2021

Meeting Agenda Voting Matters

This year, there are three Company-sponsored proposals on the agenda.

Election of a director nominee pursuant to Proposal 1 will require the vote of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election).

Approval of Proposals 2 and 3 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting affirmatively or negatively.

	Proposals	Board Voting Recommendations	Page

1.	Election of each director nominee	FOR EACH NOMINEE	12

2.	Ratification of the appointment of KPMG as Navient’s independent registered public accounting firm for 2021	FOR	37

3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	44

2021 Proxy Statement	1

Board and Governance Practices

Corporate Governance Highlights

We believe our corporate governance policies reflect best practices. In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct and Board of Directors governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board information and governance practices in place on December 31, 2020.

Governance Oversight

✓   Independent Chair

✓    Eight Independent Directors (out of nine)

✓    All Board Committees (other than the Executive Committee) are comprised solely of Independent Directors

✓    Proxy Access

✓    Regular executive sessions of Independent Directors

✓    Majority voting for Directors (uncontested elections)

Board Effectiveness

✓    Strong commitment to Board diversity of perspective, gender, race and ethnicity

✓    Robust risk oversight framework to assess and oversee risks

✓    Annual Election for all Board members

✓    Annual Self-Evaluation of the Board and each Committee

✓    Active Board and Management Succession Planning

Executive Compensation Oversight

✓    Double-Trigger Change in Control

✓    Long-Term Incentive Metrics Designed to Promote Growth and Sustainable Profitability

✓    Pay-for-Performance Philosophy Emphasizes “At Risk” Pay and Equity-Based Incentives

✓    Enhanced Compensation Recovery/Clawback Policy

✓    No Excessive Perquisites

✓    Multi-year Vesting Periods for Equity Awards

✓    No Tax Gross-Ups Upon Change-in-Control

✓    Anti-Hedging and Pledging Policy

✓    No Executive Employment Agreements

✓    Executive Stock Ownership Guidelines

2021 Proxy Statement	2

Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The composition of our Board reflects the great wealth of experience and skills of our directors. The following table highlights each director’s specific skills, knowledge and experiences that he or she brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

	Frederick Arnold	Anna Escobedo Cabral	Larry A. Klane	Katherine A. Lehman	Linda A. Mills	John (Jack) F. Remondi	Jane J. Thompson	Laura S. Unger	David L. Yowan
Skills and Experience
Board of Directors Experience	X	X	X	X	X	X	X	X	X
Industry Experience (1)	X		X		X	X	X		X
Executive Leadership	X	X	X	X	X	X	X	X	X
Business Operations	X		X	X	X	X	X	X	X
Finance/Capital Allocation	X	X	X	X	X	X	X		X
Financially Literate (2)	X	X	X	X	X	X	X	X	X
Audit Committee Financial Expert (3)	X		X	X	X	X			X
Regulatory/Policy/Legal	X	X			X	X	X	X	X
Mergers/Acquisitions	X		X	X	X	X	X	X	X
Higher Education		X			X	X	X
Human Capital Management/Compensation	X	X	X	X	X	X	X		X
Corporate Governance	X	X	X	X	X	X	X	X	X
Technology/Systems					X	X			X

(1)	Directors with professional experience in the financial services, consumer lending or business processing services industries.

(2)	Directors who are able to read and understand financial statements.

(3)	Directors determined by the Board to be audit committee financial experts, as that term is defined under rules promulgated by the SEC.

Board Diversity	Age of Director Nominees	Tenure of Director Nominees

For more information about our governance programs and our Board of Directors, see Proposal 1 beginning on page 12.

2021 Proxy Statement	3

Director Nominees

		Director			Standing Committee Memberships(2)					Other Public
Name	Age(1)	Since	Occupation and Experience	Independent	EC	AC	CC	NGC	RC	Boards
Frederick Arnold	67	2018	Financial Executive	Yes		M			M	1
Anna Escobedo Cabral	61	2014	Partner, Cabral Group, LLC	Yes		M		M		0
Larry A. Klane	60	2019	Co-Founding Principal, Pivot Investment Partners LLC	Yes			M		M	1
Katherine A. Lehman	46	2014	Managing Partner, Hilltop Private Capital, Private Equity Investor	Yes	M		M		C	1
Linda A. Mills	71	2014	President, Cadore Group LLC	Yes	C					1
John (Jack) F. Remondi	58	2013	President and Chief Executive Officer, Navient	No	M					1
Jane J. Thompson	69	2014	CEO, Jane J. Thompson Financial Services	Yes	M		C	M		0
Laura S. Unger	60	2014	President, Unger, Inc.	Yes	M	M		C		2
David L Yowan	64	2017	EVP and Corporate Treasurer American Express Company	Yes	M	C			M	0

(1)	Ages are as of April 9, 2021.

(2)	Membership as of December 31, 2020.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	RC	Risk Committee	M	Member
CC	Compensation and Personnel Committee

Additional information about our director nominees, including summaries of their business and leadership experience, skills and qualifications, can be found in the director biographies that begin on page 13 of this proxy statement.

2021 Proxy Statement	4

General Information

Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) for use at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). In light of the continuing impact of COVID-19, this year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting a special website established for this purpose: www.virtualshareholdermeeting.com/NAVI2021. You will not be able to attend the Annual Meeting in person. A copy of the Notice of 2021 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 9, 2021.

2021 Proxy Statement	5

Questions and Answers about the Annual Meeting and Voting

Why is this year’s Annual Meeting being held as a virtual only meeting?

This year’s Annual Meeting will again be held as a virtual only meeting in light of the continuing impact of COVID-19. Holding the Annual Meeting as a virtual only meeting allows us to reach the broadest number of shareholders while maintaining our commitment to health and safety.

Who is entitled to attend and vote at the Annual Meeting?

Only shareholders who owned shares of Navient’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on March 23, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “NAVI.” On March 23, 2021, 180,458,782 shares of Common Stock were outstanding and eligible to be voted. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.

How do I attend the Annual Meeting?

This year’s Annual Meeting will once again be a virtual only meeting conducted solely via live webcast.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NAVI2021 and enter the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card. The live webcast will begin at 8:00 a.m. EDT on Thursday, May 20, 2021. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a sixteen-digit control number, you will still be able to access the webcast as a guest, but will not be able to vote your shares or ask a question during the meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, will be posted on the virtual meeting website.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 7:00 a.m. EDT on the day of the meeting and will remain available until thirty minutes after the meeting has finished.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient furnishes proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save money and reduce our environmental impact. On or about April 9, 2021, Navient will mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to certain of the Company’s shareholders. The Notice of Internet Availability contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. The Notice of Internet Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that provides electronic links to these documents unless you elect otherwise.

2021 Proxy Statement	6

How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions included on your Notice of Internet Availability or listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1 and 3 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. We encourage you to vote your shares.

If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient’s Board of Directors or to a third party, or to vote at the Annual Meeting.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using any of the methods described above. If you do not provide them with instructions on how to vote your shares prior to the Annual Meeting, they will have discretionary authority to vote your shares only with respect to routine matters. Only Proposal 2 (relating to the ratification of the independent registered public accounting firm) is considered to be a routine matter, and your broker, bank, trustee or other nominee will not have discretion to vote your shares with respect to Proposals 1 or 3. If you do not give your instructions on how to vote your shares on Proposals 1 or 3, your shares will then be referred to as “broker non-votes” and will not be counted in determining whether Proposal 1 or 3 is approved. Please participate in the election of directors and vote on all the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest in the plan’s company stock fund, if any, as credited to your account on the record date. You will need to instruct the 401(k) Savings Plan trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m., Eastern Daylight Time, on May 15, 2021. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the trustee will vote your plan shares on each proposal in the same proportion as other plan shares are being voted.

2021 Proxy Statement	7

How do I vote?

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

VOTE BY INTERNET BEFORE THE MEETING	Vote your shares at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 19, 2021. Please have your Notice of Internet Availability or proxy card available when you log on.	If you hold shares directly in your name as a shareholder of record, you may either vote or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com

VOTE BY PHONE	Call the toll-free number (1-800-690-6903). You may call this toll-free telephone number, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on May 19, 2021.

VOTE BY MAIL	If you hold your shares in a street name through a broker, bank, trustee or other nominee and want to vote by mail, you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on May 19, 2021.

VOTE BY INTERNET DURING THE MEETING	Go to www.virtualshareholdermeeting.com/NAVI2021. Vote must be submitted by the close of polls during the Annual Meeting.

2021 Proxy Statement	8

How do proxies work?

Navient’s Board of Directors is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that shareholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm, as set forth in Proposal 2; and

•	“FOR” approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as set forth in this proxy statement as Proposal 3.

Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in the manner they determine is appropriate. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section above); or

•	If you are eligible to vote during the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote during the Annual Meeting by logging into the website at www.virtualshareholdermeeting.com/NAVI2021 and following the voting instructions.

If your shares are held in street name, you need to contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum will exist when the holders of a majority of the shares of Common Stock entitled to vote are deemed present or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2021 Proxy Statement	9

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

The following table provides a summary of the voting criteria for the Board’s voting recommendations for the matters on the agenda for the 2021 Annual Meeting:

	Proposal	Voting Options	Vote Required for	Abstentions	Broker	Broker	Board's Voting
			Approval		Non-Votes	Discretionary	Recommendation
Vote
Permitted

1.	Election of Directors	"FOR" or	Affirmative vote of the	NOT	NOT	NO	FOR
		"AGAINST"	holders of a majority	COUNTED	COUNTED		the election of
			of the votes cast.				each of the
director
nominees

2.	Ratify the appointment	"FOR" or	Affirmative vote of the	COUNTED	NOT	YES	FOR
	of KPMG LLP as	"AGAINST" or	holders of a majority	as votes	COUNTED
	Navient’s independent	"ABSTAIN"	of shares deemed	Against
	registered public	from voting	present or represented
	accounting firm for		by proxy and entitled
	2021		to vote on the
proposal.

3.	Approve, in a non-	"FOR" or	Affirmative vote of the	COUNTED	NOT	NO	FOR
	binding advisory vote,	"AGAINST" or	holders of a majority	as votes	COUNTED
	the compensation paid	"ABSTAIN"	of shares deemed	Against
	to Navient’s named	from voting	present or represented
	executive officers		by proxy and entitled
to vote on the
proposal.

Who will count the vote?

Votes will be tabulated by an independent inspector of elections.

Who can attend the Annual Meeting?

Only shareholders as of the record date, March 23, 2021, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

2021 Proxy Statement	10

Overview of Proposals

This proxy statement contains three proposals requiring shareholder action, each of which is discussed in more detail below.

•	Proposal 1 requests the election of the director nominees named in this proxy statement to the Board of Directors.

•	Proposal 2 requests ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

•	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.

2021 Proxy Statement	11

Proposal 1 — Election of Directors

Under the Navient Bylaws (the “Bylaws”), the Board of Directors has the authority to determine the size of the Board of Directors and to fill any vacancies that may arise prior to the next annual shareholder meeting. Although the Board has the authority to change its size at any time, currently the Board has set the size of our Board at 9.

On April 1, 2021, the Nominations and Governance Committee recommended and the Board of Directors nominated the following directors for election at the Annual Meeting:

Frederick Arnold

Anna Escobedo Cabral

Larry A. Klane

Katherine A. Lehman

Linda A. Mills

John (Jack) F. Remondi

Jane J. Thompson

Laura S. Unger

David L. Yowan

Biographical information and qualifications and experience for each nominee appear beginning on the next page.

In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board of Directors has determined support its oversight of Navient’s business, operations and structure. These qualifications are discussed beginning on the next page along with biographical information regarding each member of the Board of Directors being nominated, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from him or her and in part from Navient’s records.

All nominees listed above have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote those shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Navient’s Bylaws generally provide that the election of a director nominee will be by a majority of the votes cast and voting affirmatively or negatively with respect to the nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to abstentions or broker non-votes. Shares that are not voted affirmatively or negatively in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

If any director nominee fails to receive a majority of the votes cast “FOR” in an uncontested election, that nominee has agreed to automatically tender his or her resignation upon certification of the election results. If such an event were to occur, Navient’s Nominations and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2021 Proxy Statement	12

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jack Remondi, 58

Director since

May 2013

President and Chief Executive Officer

Navient Corporation

Directorships of Other Public Companies:

CubeSmart Real Estate Investment Trust (NYSE: CUBE) — 2009 to present

Former Directorships of Other Public Companies:

SLM Corporation

Other Professional and Leadership Experience:

Chairman, Reading is Fundamental

Trustee, Nellie Mae Education Foundation

Skills, Experience and Qualifications:

Mr. Remondi has been the Company’s President and Chief Executive Officer since April 2014. He was SLM Corporation’s President and Chief Executive Officer from May 2013 to April 2014, President and Chief Operating Officer from January 2011 to May 2013 and its Vice Chairman and Chief Financial Officer from January 2008 to January 2011.

Mr. Remondi has a nearly 30-year history in the student loan and business services industry with Navient and its predecessors, in a variety of leadership roles, including as chief executive officer, chief operating officer and chief financial officer. He has the in-depth knowledge of our industry, customers, investors and competitors, as well as the relationships, to lead our company. Mr. Remondi brings to our Board of Directors a unique historical perspective of Navient, its operations and the evolution of the student loan industry, and he provides valuable insights to our Board in the areas of finance, accounting, portfolio management, business operations and student/consumer lending.

2021 Proxy Statement	13

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Linda Mills, 71

Chair of the Board since

June 2019

Director since

May 2014

President

Cadore Group LLC

Business Experience:

President, Cadore Group LLC, a management and IT consulting company — 2015 to present

Corporate Vice President, Operations, Northrop Grumman — 2013 to 2015

Corporate Vice President & President, Information Systems and Information Technology Sectors, Northrop Grumman — 2008 to 2012

Directorships of Other Public Companies:

American International Group, Inc. (NYSE: AIG) — 2015 to present

Other Professional and Leadership Experience:

Board Member Emeritus, Smithsonian National Air & Space Museum

Former Member, Board of Visitors, University of Illinois, College of Engineering

Former Senior Advisory Group and Board Member, Northern Virginia Technology Council

Former Board Member, Wolf Trap Foundation for the Performing Arts

Skills, Experience and Qualifications:

Ms. Mills’ extensive experience in leading businesses and operations for large, complex multinational companies brings a valuable perspective to our Board of Directors in the areas of operations, financial management, strategic re-positioning, risk management, technology, federal, state and local government contracting, and cybersecurity risk. Through insights gained as a director on the board of another large, publicly traded corporation in a highly regulated industry, as well as her service on many nonprofit boards, Ms. Mills brings a unique and wide range of valuable strategic and operational perspectives to our Board.

2021 Proxy Statement	14

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Frederick Arnold, 67

Director since

August 2018

Financial Executive

Business Experience:

Chief Financial Officer, Convergex Group, LLC — July 2015 to May 2017

Executive Vice President and Chief Financial Officer, Capmark Financial Group, Inc. — September 2009 to January 2011

Executive Vice President of Finance, Masonite Corporation — February 2006 to September 2007

Executive Vice President, Strategy and Development, Willis North America — 2001 to 2003

Chief Administrative Officer, Willis Group Holdings Ltd. — 2000 to 2001

Chief Financial and Administrative Officer, Willis North America — 2000

Directorships of Other Public Companies:

Valaris plc (OTC: VALPQ) — 2019 to Present

Former Directorships of Other Public Companies:

Syncora Holdings Ltd.

FS KKR Capital Corp.

Corporate Capital Trust

CIFC Corp.

Other Professional and Leadership Experience:

Current Chairman of the Board, Lehman Brothers Holdings Inc.

Former Director, The We Company

Former Director, Lehman Commercial Paper Inc.

Skills, Experience and Qualifications:

Mr. Arnold spent 20 years as an investment banker primarily at Lehman Brothers and Smith Barney, where he served as managing director and head of European corporate finance. His experience originating and executing mergers and acquisitions and equity financings across a wide variety of industries and geographies, as well as his other board experience, brings a valuable perspective to our Board of Directors. Subsequent to his employment at Lehman Brothers and Smith Barney, Mr. Arnold spent 15 years in various senior financial positions at a number of private equity-owned portfolio companies.

2021 Proxy Statement	15

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Anna Escobedo Cabral, 61

Director since

December 2014

Partner

Cabral Group, LLC

Business Experience:

Partner, Cabral Group — 2018 to present

Senior Advisor, Inter-American Development Bank — 2009 to 2018

Treasurer of the United States, U.S. Department of the Treasury — 2004 to 2009 Director, Smithsonian Institution’s Center for Latino Initiatives — 2003 to 2004 CEO, Hispanic Association on Corporate Responsibility — 1999 to 2003

Deputy Staff Director & Chief Clerk, U.S. Senate Committee on the Judiciary — 1993 to 1999

Executive Staff Director, U.S. Senate Republican Conference Task Force on Hispanic Affairs — 1991 to 1999

Other Professional and Leadership Experience:

Vice Chair, Hispanic Diversity Advisory Committee, Comcast NBCU Trustee, Jessie Ball duPont Fund

Chair, BBVA Microfinance Foundation Board

Former Member, NatureBridge Regional Advisory Committee

Former Member, NatureBridge Board of Directors

Former Chair, Financial Services Roundtable Retirement Security Council

Former Member, Providence Hospital Foundation Board

Former Member, American Red Cross Board of Directors

Former Member, Sewall Belmont House Board of Directors

Former Member, Martha’s Table Board of Directors

Skills, Experience and Qualifications:

Through her extensive experience in public policy, government, public affairs, corporate social responsibility, international development, and financial literacy, as well as her experience as a chief operating officer in the nonprofit sector, Ms. Cabral provides our Board with insights and judgment regarding regulatory policy and the political and legislative process.

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Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Larry A. Klane, 60

Director since

May 2019

Co-Founding Principal

Pivot Investment Partners LLC

Business Experience:

Global Financial Institutions Leader, Cerberus Capital Management — 2012 to 2013 Chair, Korea Exchange Bank — 2010 to 2012

CEO, Korea Exchange Bank — 2009 to 2012

President of Global Financial Services, Capital One — 2000 to 2008 Managing Director, Bankers Trust/Deutsche Bank — 1994 to 2000

Directorships of Other Public Companies:

The Real Brokerage, Inc. (TSX-V: REAX; OTCQX: REAXF) — June 2020 to present

Former Directorships of Other Public Companies:

VeriFone Systems, Inc.

Korea Exchange Bank

Aozora Bank Ltd.

Other Professional and Leadership Experience:

Director, Goldman Sachs Bank USA

Former Director, Nexi Group S.p.A.

Former Director, Ethoca Limited

Skills, Experience and Qualifications:

Mr. Klane brings an important strategic and operational perspective to our Board given his extensive background in financial services and payment services, including his service in various leadership positions in the financial services industry.

2021 Proxy Statement	17

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Katherine A. Lehman, 46

Director since

November 2014

Private Equity Investor

Business Experience:

Managing Partner, Hilltop Private Capital — 2016 to Present

Managing Director and Deal Team Leader, Lincolnshire Management — 2009 to 2016 Other Investment Roles, Lincolnshire Management — 2001 to 2009

Directorships of Other Public Companies:

Stella-Jones (TSX: SJ) — 2016 to present Chair of the Board

Other Professional and Leadership Experience:

Director, American Track Services

Director, Spiral Holding

Director, Bloom Engineering

Former Board Member, The Robert Toigo Foundation

Former Board Member, True Temper Sports

Former Board Member, Gruppo Fabbri

Former Board Member, PADI Holding Company

Former Board Member, Bankruptcy Management Solutions

Skills, Experience and Qualifications:

Ms. Lehman’s experience in private equity and financial services, along with her investment evaluation, portfolio oversight and board experience enable her to provide strategic and operational expertise in the areas of finance, review and analysis of investments, capital allocation, mergers and acquisitions, integration and operations, accounting and business, which assist our Board of Directors in evaluating our business and growth plans.

2021 Proxy Statement	18

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jane J. Thompson, 69

Director since

March 2014

Chief Executive Officer

Jane J. Thompson Financial Services LLC

Business Experience:

Chief Executive Officer, Jane J. Thompson Financial Services LLC, a management consulting firm — 2011 to present

President, Financial Services, Walmart Stores, Inc. — 2002 to 2011

Executive  Vice  President,  Credit,  Home  Services,  Online  and  Corporate  Planning, Sears, Roebuck and Co. — 1988 to 1999

Consultant/Partner, McKinsey & Company — 1978 to 1988

Former Directorships of Other Public Companies:

Mitek Systems, Inc.

OnDeck Capital, Inc.

Blackhawk Network Holdings, Inc.

VeriFone Systems, Inc.

The Fresh Market

Other Professional and Leadership Experience:

Former Chair, Pangea Universal Holdings, Inc.

Member, Commercial Club of Chicago

Former Member and Chair, The Chicago Network

Former Member and Board Member, The Economic Club of Chicago

Former Member, Center for Financial Services Innovation Board

Former Member, CFPB Consumer Advisory Board

Former Member and Chair, Boys & Girls Clubs of Chicago Board

Former Member, Lurie Children’s Hospital of Chicago Board of Trustees

Former Trustee, Bucknell University

Former Member, Corporate Advisory Board, Darden Graduate School of Business, University of Virginia

Former  Member,  Corporate  Advisory  Board,  Walton  Graduate  School  of  Business, University of Arkansas

Skills, Experience and Qualifications:

Ms. Thompson brings a unique depth and breadth of expertise to our Board of Directors in the areas of consumer behavior, financial services, consumer lending, finance and financial services regulation. She has extensive experience in consumer lending, as well as management experience with large, publicly traded businesses. Combined with other leadership roles in business—including service as a director of several public companies and as a member of various audit, compensation, risk management and governance committees—Ms. Thompson brings valuable insights to our Board in a variety of areas.

2021 Proxy Statement	19

Name and Age
Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Laura S. Unger, 60

Director since

November 2014

President

Unger, Inc.

Business Experience:

President, Unger, Inc., a financial services consulting firm — 2018 to present Special Advisor, Promontory Financial Group — 2010 to 2014

Independent Consultant to JPMorgan — 2003 to 2009

Commissioner, U.S. Securities and Exchange Commission — 1997 to 2002 (including six months as Acting Chairman)

Counsel, U.S. Senate Committee on Banking, Housing & Urban Affairs — 1990 to 1997

Directorships of Other Public Companies:

CIT Group (NYSE: CIT) — 2010 to present

Nomura Holdings, Inc. (NYSE: NMR) — 2018 to present

Former Directorships of Other Public Companies:

CA Technologies

Ambac Financial Group, Inc.

Other Professional and Leadership Experience:

Board Member, Children’s National Medical Center

Director, Nomura Holdings America

Director, Nomura Securities, Inc.

Director, Nomura Global Financial Products

Skills, Experience and Qualifications:

Ms. Unger has significant corporate governance expertise as a member or chair of boards and board committees of public companies and her service at the U.S. Securities and Exchange Commission. Her government, public policy and legal and regulatory experience, together with her extensive leadership experience at government agencies, provides our Board of Directors with perspectives into regulatory policy and the political and legislative process.

David L. Yowan, 64

Director since

March 2017

Consumer Financial Services Executive

American Express Company

Business Experience:

Executive Vice President and Treasurer, American Express Company — 2006 to present

Senior Treasury Management, American Express Company — 1999 to 2006

Senior Vice President, North American Consumer Bank Treasury, Citigroup — 1987 to 1998

Skills, Experience and Qualifications:

Mr. Yowan’s extensive experience in consumer financial services including his long tenure with the world’s largest payment card issuer makes him a valuable addition to Navient’s Board of Directors. His insight and experience in risk management, balance sheet management, asset securitization and strategy make him ideally suited to assist our Board in overseeing financial, operational and credit risk management.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

2021 Proxy Statement	20

Corporate Governance

Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Navient’s performance goals, enhancing shareholder value, and maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.

The primary responsibilities of the Board of Directors are to:

●	Review Navient’s long-term strategies and set long-term performance metrics;

●	Review and approve Navient’s annual business plan and multi-year strategic plan, regularly review performance against such plans and ensure alignment between the Company’s actions and its longer-term strategic objectives;

●	Review risks affecting Navient and its processes for managing those risks, and oversee management performance with regard to various aspects of risk management, compliance and governance;

●	Select, evaluate and compensate the Chief Executive Officer;

●	Plan for succession of the Chief Executive Officer and members of the executive management team;

●	Review and approve major transactions;

●	Through its Audit Committee, select and oversee Navient’s independent registered public accounting firm;

●	Oversee financial matters, including financial reporting, financial controls and capital allocation;

●	Recommend director candidates for election by shareholders and plan for the succession of directors; and

●	Evaluate the Board’s composition, succession, and effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed, at least annually, by the Nominations and Governance Committee. The Guidelines can be found at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, embody the following governance practices, among others:

●	A majority of the members of the Board of Directors must be independent directors and all members of the Audit, Compensation and Personnel, and Nominations and Governance Committees must be independent.

●	All directors stand for re-election each year and must be elected by a majority of the votes cast in uncontested elections.

●	No individual is eligible for nomination to the Board after the earlier of (i) their 75th birthday or (ii) after having served in the aggregate more than 20 years on the Board.

●	The Board of Directors has separated the roles of Chair of the Board and CEO, and an independent, non-executive director serves as Chair.

2021 Proxy Statement	21

●	Independent members of the Board of Directors and its committees meet in executive session, outside the presence of management or the CEO during each Board meeting as well as at the end of each Board and committee meeting. The Chair of the Board (or the applicable committee chair) presides over these sessions.

●	Navient maintains stock ownership and retention guidelines for directors and executive officers and has a policy prohibiting the hedging or pledging of its stock.

●	The Board of Directors and each committee conduct performance reviews annually through a combination of online questionnaires and individual director interviews.

●	The Board of Directors and its committees may engage their own advisors.

The Nominations and Governance Committee routinely conducts an assessment of director skillsets in light of the Company’s present and future businesses to ensure Board effectiveness. The Chair of the Board and the Chair of the Nominations and Governance Committee also meet with each director on an annual basis to assess Board effectiveness and engage in discussions regarding Board succession planning and director recruiting.

Board Leadership Structure

The Board of Directors has separated the roles of Chair of the Board of Directors and Chief Executive Officer, and the Board continues to believe that this structure properly balances the Board’s management and governance responsibilities. The Board of Directors also believes that its leadership structure has created an environment of open, transparent communication between the Board and management, enabling the Board to maintain an active, informed role in oversight by being able to monitor those matters that may present significant risks to Navient.

While it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting Navient’s strategic development with the Board’s management oversight function, in the future, when the Board contemplates either CEO succession or Board Chair succession, it may choose to change this governance structure at any time.

Board Succession Planning

Our Board Governance Guidelines provide that no individual is eligible for nomination to the Board after the earlier to occur of (i) their 75th birthday or, (ii) after they have served more than 20 years on the Board.1 The Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environment in which we operate. Each year the Chair of the Board and the Chair of the Nominations and Governance Committee meet with each director to engage in discussions regarding Board succession planning and director recruiting. In recruiting new directors, the Board seeks to achieve a diversity of gender, age, race, ethnicity, perspectives and experience.

Management Succession Planning

We have succession plans and talent management programs in place for our Chief Executive Officer and for our team of senior executives. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership that is critical for future business success. We also look to promote diversity within our management team—in terms of gender, race, ethnicity, perspectives and other factors—as part of the management succession planning process.

1 Our Board Governance Guidelines state: “…individuals will not be nominated for election to the Board after the earlier to occur of (i) their 75th birthday or, (ii) after they have served more than 20 years on the Board.”

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The succession plan for our Chief Executive Officer is reviewed regularly by the Compensation and Personnel Committee and the other independent directors. The plan identifies a “readiness” level for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also an ongoing process, which includes identifying a readiness level for each potential internal candidate and strategically planning for external hires for positions where gaps, if any, are identified.

Our emergency CEO succession plan is intended to respond to an immediate and unexpected position vacancy, including resulting from a major catastrophe. The plan allows the Company to continue safe and sound operation and minimizes potential disruption or loss of continuity to business and operations.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Navient that would interfere with the director’s exercise of independent judgment or that would render the director incapable of making a decision with only the best interests of the Company in mind. The Board of Directors has adopted the Guidelines, which include the standards for determining director independence. In addition to Delaware law requirements, the Guidelines conform to the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing standards. The Guidelines can be found at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.

At the end of 2020, the Board of Directors was comprised of 9 members, 8 of whom were affirmatively determined to be independent. The independent members of the Board of Directors at the end of fiscal 2020 were: Frederick Arnold; Anna Escobedo Cabral; Larry A. Klane; Katherine A. Lehman; Linda A. Mills; Jane J. Thompson; Laura S. Unger; and David L. Yowan. During 2020, and again in 2021, the Board of Directors determined that each of these individuals met the Nasdaq listing standards and Navient’s own director independence standards. In addition, the Board of Directors considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Navient, on the other, to confirm that there were no transactions or relationships that would impair such director’s independence. Only Mr. Remondi was determined not to be independent.

Each member of the Board of Directors’ Audit, Compensation and Personnel, and Nominations and Governance Committees is independent within the meaning of the Nasdaq listing standards, Rule 10A-3 of the Exchange Act and Navient’s own director independence standards.

Board of Directors Meetings and Attendance at Annual Meeting

The full Board of Directors met 33 times in 2020. Each of our incumbent directors attended at least 91% of the total number of Board and committee meetings during his or her tenure on the Board and applicable committees, with the average attendance across all our incumbent directors being 98.4% in 2020. All directors attended the Company’s 2020 annual meeting of shareholders, other than Marjorie L. Bowen, who served on the Board in 2020 but did not stand for reelection at the 2020 Annual Meeting.

Committee Membership

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Personnel Committee, a Nominations and Governance Committee, a Risk Committee, and an Executive Committee. In 2020, the Board replaced an existing standing committee, the Finance and Operations Committee, with a new Risk Committee. The Risk Committee focuses primarily on oversight of the Company’s enterprise risk management infrastructure, including oversight of information security and cybersecurity matters. In connection with establishing the Risk Committee, the Nominations and Governance Committee reallocated the duties of the other standing committees to shift certain risk oversight responsibilities to this new committee, with other oversight responsibilities moving

2021 Proxy Statement	23

to the full Board. To better reflect the broad oversight responsibilities of the Compensation and Personnel Committee with respect to our workplace—including oversight of our strategy for promoting diversity, equity and inclusion in the workplace—the Board has committed to renaming this standing committee in 2021 the Compensation and Human Resources Committee.

Each standing committee is governed by a Board-approved written charter, which is evaluated annually, and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation. Investors may find the current membership of the Board’s standing committees at https://www.navient.com/investors/corporate-governance/.

In 2020, as part of the Board’s regular governance practice, an 18-month work-plan was created from the charters of the Audit, Compensation and Personnel, Nominations and Governance, and Risk Committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans will be reviewed and revised as a matter of course in 2021. Agendas for committee meetings are developed based on each committee’s work-plan together with other current matters the Board chair, the committee chair or management believes should be addressed at the meeting. The chair of each committee provides regular reports to the Board of Directors regarding the subject of the committee’s meetings and any committee actions.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2020. This table reflects the membership of each committee as of December 31, 2020.2 It is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet more often than the other committees.

	Audit Committee	Compensation and Personnel Committee	Executive Committee	Risk Committee (1)	Nominations and Governance Committee
Frederick Arnold	X			X
Anna Escobedo Cabral	X				X
Larry A. Klane		X		X
Katherine A. Lehman		X	X	CHAIR
Linda A. Mills			CHAIR
John F. Remondi			X
Jane J. Thompson		CHAIR	X		X
Laura S. Unger	X		X		CHAIR
David L. Yowan (2)	CHAIR		X	X
Number of Meetings in 2020	13	8	5	6	6

Chair = Committee Chair

X = Committee Member

(1)	In 2020, the Board replaced an existing standing committee, the Finance and Operations Committee, with a new Risk Committee.

(2)	Mr. Yowan served on the Compensation and Personnel Committee until May 20, 2020, when he became a member of the Audit Committee. He was appointed Chair of the Audit Committee on July 2, 2020, succeeding Ms. Cabral.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2020, the Audit Committee, as set forth in its charter, assisted the Board of Directors in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. In addition, the Audit Committee reviews the Company’s procedures for the receipt, retention and handling of confidential, anonymous complaints pertaining to accounting, internal accounting controls and auditing matters, including procedures for the periodic review of violations or waivers of compliance with the Company’s Code of Business Conduct, and prepares the report of the Audit Committee for Navient’s annual proxy statement, as

2 Marjorie L. Bowen served on the Board in 2020 but did not stand for reelection at the 2020 Annual Meeting. During her tenure on the Board, Ms. Bowen served on the Audit Committee and the Nominations and Governance Committee.

2021 Proxy Statement	24

required by the SEC. The Board of Directors has determined that two members of the Audit Committee, Mr. Yowan, the Committee Chair, and Mr. Arnold, qualify as audit committee financial experts, as that term is defined under the rules promulgated by the SEC. During 2020, no member of the Audit Committee served on the audit committee of more than three public companies.

Compensation and Personnel Committee

Pursuant to the provisions of its charter, which can be found on our website in full, the primary responsibilities of the Compensation and Personnel Committee (also referred to herein as the “Compensation Committee”) during 2020 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and certain other executive officers who report to the CEO (collectively “Executive Management”), and independent members of the Board of Directors; (2) review and approve compensation plans, incentive plans and benefit plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board of Directors succession plans applicable to Executive Management; (7) review and consider current and developing compensation and personnel related topics as appropriate, including performance management, leadership development, turnover and retention, diversity, and employee engagement; (8) review Navient’s strategy for promoting diversity, equity and inclusion in the workplace; and (9) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required. The Compensation Committee, in coordination with the Audit Committee, also reviews the report of management on the potential risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the independent chair and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee approves the compensation of the Chief Executive Officer and Executive Management. At that time, the Compensation Committee also makes a recommendation to the Board of Directors regarding director compensation. The Compensation Committee reviews executive compensation as described in the “Compensation Discussion and Analysis” section of this proxy statement. In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.

Risk Committee

During 2020, the Risk Committee assisted the Board of Directors, as required by its charter, by providing oversight with respect to: (1) the Company’s Enterprise Risk Management policy, standards and program; (2) material corporate finance matters, including investments, mergers and acquisitions, capital management, financing and funding strategy; (3) technology operations, information security and cybersecurity matters; (4) marketing and product development; (5) the Company’s lending programs; and (6) the Company’s information security program and cybersecurity. The Risk Committee also reviewed the financial risk profile of Navient, including capital market access, credit, interest rate, currency and programmatic/contractual risks and reviewed with management steps to manage those risks.

Nominations and Governance Committee

In accordance with its charter, the Nominations and Governance Committee assists the Board of Directors in establishing appropriate standards for the governance of Navient, the operations of the Board of Directors generally and the qualifications of directors. It recommends to the Board of Directors the director nominees for the annual meeting of shareholders; oversees the orientation of new directors and the ongoing education of the Board; recommends director assignments to the Board’s standing committees; oversees the Company’s reputational and political risks, including environment, social and governance (“ESG”) risks; supervises the Board’s self-evaluation and succession process; and reviews and recommends changes to the Board’s Governance Guidelines. Additionally, the Nominations and Governance Committee routinely benchmarks the Company’s governance practices against industry best practices and makes appropriate changes when necessary.

Each of the Committees’ charters is available at www.navient.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

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Executive Committee

Since its creation, membership of the Executive Committee has included the committee chairs, the Chief Executive Officer and the Board chair. Under its charter, the Executive Committee has authority to act on behalf of the Board of Directors when the full Board of Directors is not available, and oversees the allocation of risk oversight responsibilities among Board committees. In conjunction with the Audit Committee, it also reviews with management the Company’s quarterly earnings and press releases.

Compensation Consultant and Independence

During 2020, the Compensation Committee retained Pearl Meyer as its independent compensation consultant (the “Compensation Consultant”).

The Compensation Consultant reported directly to the Compensation Committee, and the Compensation Committee retained authority to replace the Compensation Consultant or hire additional consultants at any time. A representative from the Compensation Consultant participated in meetings of the Compensation Committee and met with the committee without the presence of management, as requested, and directly communicated with the Chair of the Compensation Committee between meetings. However, the Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers.

The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee on the principal aspects of Navient’s executive and director compensation programs, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation program design, reviewing Navient’s executive compensation disclosures, and informing the Committee about emerging compensation-related regulatory and industry issues.

During 2020, and again in 2021, the Compensation Committee considered the independence of the Compensation Consultant under SEC rules and Nasdaq listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to Navient by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenues; (3) policies or procedures maintained by the Compensation Consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Navient Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that the work of the Compensation Consultant did not raise any conflicts of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ms. Thompson, Mr. Klane, Ms. Lehman, and Mr. Yowan were members of the Compensation Committee during fiscal year 2020.3 All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient or its affiliates. During fiscal year 2020, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

3 Mr. Yowan served on the Compensation and Personnel Committee until May 20, 2020, when he became a member of the Audit Committee.

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The Board of Directors’ Role in Risk Oversight

Our Board of Directors has the ultimate responsibility for risk oversight under Navient’s Enterprise Risk Management (“ERM”) philosophy and framework. In carrying out this critical responsibility, the Board has designated the Risk Committee as having primary responsibility to assist the Board in the development, maintenance and governance of the company’s ERM policy, standards and program. Other standing committees of the Board are charged with overseeing specific enterprise risks, as described below. The Board and its standing committees are responsible for ensuring we adhere to established risk tolerances and parameters that form a cornerstone of the company’s ERM framework.

The Board has delegated day-to-day responsibility for risk oversight to our Chief Executive Officer and senior management team, who in turn have established the following management committees to implement this directive: Enterprise Risk and Compliance Committee, Credit and Loan Loss Committee, Asset and Liability Committee, and Incentive Compensation Plan Committee. These internal management committees, described in more detail below, provide regular reports to the Board and its standing committees—either directly or through one or more senior executives. The overall risk governance structure is illustrated below:

The Nominations and Governance Committee regularly reviews the composition and membership of each standing committee of the Board and makes recommendations to the Board. Outside of the SEC and Nasdaq requirements for eligibility to serve on certain committees, such as the Audit Committee and the Compensation and Personnel Committee, the Nominations and Governance Committee actively considers each committee’s responsibilities, as outlined in its charter, as well as individual director skillsets when deciding which directors will serve on specific standing committees.

Risk Appetite Framework

Navient employs a Risk Appetite Framework to identify the most significant risks that could impact our business and provides the process for evaluating and quantifying those risks. The Risk Appetite Framework defines the type and degree of risk Navient is able and willing to assume, given its business objectives, contractual and other legal requirements, and obligations to stakeholders. As noted below, our Risk Appetite Framework segments enterprise risk into nine enterprise risk domains.

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Enterprise Risk Domains

Our Risk Appetite Framework segments Navient’s enterprise risks across nine enterprise risk domains: (1) Credit; (2) Market; (3) Funding and Liquidity; (4) Compliance; (5) Legal; (6) Operational; (7) Reputational and Political; (8) Governance; and (9) Strategy. These risk domains are disclosed in our Form 10-K and proxy statements filed with the SEC. As noted above, our Board of Directors has the ultimate responsibility for risk oversight for Navient’s ERM framework.

The Board has assigned oversight responsibility for each risk domain to one or more of its standing committees. These risk oversight responsibilities are spelled out in each standing committee’s charter. Investors can find the charter of each committee on our website at https://www.navient.com/investors/corporate-governance/.

Each of the enterprise risk domains is described below, along with the standing committee(s) responsible for risk oversight.

Enterprise Risk Domain	Board Committee	Risk Description
Credit	Risk Committee	Risk resulting from an obligor's failure to meet the terms of any contract with the Company or otherwise fail to perform as agreed.
Market	Risk Committee	Risk resulting from changes in market conditions, such as interest rates, spreads, commodity prices or volatilities.
Funding and Liquidity	Risk Committee	Risk arising from the Company's inability to meet its obligations when they come due without incurring unacceptable losses.
Compliance	Audit Committee	Risk arising from violations of, or non-conformance with, laws, rules, regulations, prescribed practices, internal policies, and procedures, or ethical standards.
Legal	Audit Committee	Risk manifested by claims made through the legal system, including litigation brought against the Company. Legal risk may arise from a product, a transaction, a business relationship, property (real, personal, or intellectual), employee conduct, or a change in law or regulation.
Operational	Risk Committee Compensation and Personnel Committee	Risk resulting from inadequate or failed internal processes, personnel and systems, inadequate product design and testing, or from external events, including cybersecurity risk.
Reputational and Political	Nominations and Governance Committee	Risk from stakeholder perceptions regarding actual or alleged violations of law, our internal code of conduct or other employee misconduct.
Governance	Nominations and Governance Committee	Risk of not establishing and maintaining a control environment that aligns with stakeholder and regulatory expectations, including tone at the top and board performance.
Strategic	Executive Committee	Risk from adverse business decisions or improper implementation of business strategies.

Cybersecurity Risk Oversight

The Board of Directors, through the Risk Committee, plays an important role in overseeing the Company’s cybersecurity risk management. The Risk Committee receives regular briefings from the Company’s Chief Information Security Officer relating to the most recent developments in cybersecurity prevention, detection, response and recovery as well as updates on breaches and exploitations, both successful and unsuccessful, at other companies.

Additional Risk Oversight Information

Additional information about how we actively manage risk for our stakeholders, including our customers, clients, employees, and shareholders, can be found on the Governance Documents & Reports section of our website at https://www.navient.com/investors/corporate-governance/ in a report titled “Meeting Our Commitment: A Report on How Navient Manages Risk.”

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Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”) that conducts an annual risk review and assessment of the various incentive compensation plans covering our employees—including plans that cover our named executive officers—to ensure that our employees are not incentivized to take inappropriate risks which could impact our financial position and controls, reputation and operations. Our Chief Risk and Compliance Officer, Chief Legal Officer, Chief Audit Officer and Chief Human Resources Officer serve on the ICP Committee, along with other senior business leaders. The ICP Committee presented its annual findings to the Compensation Committee and the Audit Committee in early 2021, and the Compensation Committee determined that the Company’s incentive compensation programs do not encourage or create unnecessary risk-taking, and that the risks arising from the programs are not reasonably likely to have a material adverse effect on the Company. The ICP Committee will continue to monitor our incentive compensation plans, as well as the plan governance structure put in place to mitigate risks associated with the plans, to ensure that our incentive compensation practices properly incentivize our employees and reflect industry best practices.

Nominations Process

As described earlier in this proxy statement, the Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environment in which we operate. The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members or third parties. The Nominations and Governance Committee has, from time to time, engaged and may continue, in the future, to engage third-party search firms to assist in identifying director candidates.

Candidates are evaluated based on the needs of the Board of Directors and Navient at that time, given the then-current mix of Board members, their individual skills and experiences relative to the Company’s business strategy, and the Nominations and Governance Committee’s desire to bring additional skills or experiences to the Board. While Navient does not have a formal Board diversity policy, the Board of Directors actively seeks representation that reflects gender, race, ethnic, age and geographic diversity, as well as a diversity of perspectives and experience. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition, skills and diversity of the Board of Directors, and as part of the process, the Nominations and Governance Committee incorporates into the Board of Directors’ annual evaluation process, the opportunity for each Board member to provide input regarding the current and desired composition of the Board of Directors and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:

●	Knowledge of Navient’s business;

●	Proven record of accomplishment;

●	Willingness to commit the time necessary for Board of Director service;

●	Integrity and sound judgment;

●	Willingness to represent the best interests of all shareholders and effectively oversee management performance;

●	Ability to challenge and stimulate management; and

●	Independence.

In addition, the Nominations and Governance Committee believes the Board of Directors collectively should encompass a mix of skills and expertise in the following areas:

●	Finance, including capital allocation;

●	Accounting/audit;

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●	Corporate governance;

●	Executive leadership;

●	Information security and cybersecurity;

●	Financial services, including financial technology and innovation;

●	Capital markets;

●	Business operations and operating efficiency;

●	Mergers and acquisitions;

●	Higher education;

●	Consumer credit;

●	Business processing solutions and outsourcing;

●	Consumer marketing and product development, including customer experience;

●	Government/Regulatory; and

●	Legal.

The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the Nominations and Governance Committee at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801. The shareholder should also include his or her contact information and a statement of his or her share ownership. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2022 Annual Meeting” in this proxy statement.

Proxy Access

The Company will include in its proxy statement and on its form of proxy card, the name of a director nominee submitted by an “Eligible Holder” who provides the information and satisfies the other provisions of the Company’s bylaws. To qualify as an “Eligible Holder,” a shareholder or a group of no more than 20 shareholders must have continuously owned at least three percent (3%) of the outstanding shares of the Company’s Common Stock entitled to vote in the election of directors for a period of at least three years and thereafter continue to own the shares through the Company’s annual meeting. There are no proxy access board nominees for the 2021 Annual Meeting. A complete version of the Company’s Second Amended and Restated Bylaws can be found on the Corporate Governance page of our website at the following location: https://www.navient.com/investors/corporate-governance/.

Director Orientation and Continuing Education

The Nominations and Governance Committee oversees the orientation of new directors and the ongoing education of the Board. As part of Navient’s director orientation program, new directors participate in one-on-one introductory meetings with Navient business and functional leaders and are given presentations by members of senior management on Navient’s strategic plans, financial statements and key issues, policies and practices. In addition, directors receive education on governance and director fiduciary duties and expectations. Directors may enroll in director continuing education programs on corporate governance and critical issues associated with a director’s service on a public company board. Navient makes an annual stipend available to each director towards the expenses of these programs. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our

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strategic business groups. The Board also regularly participates in full Board educational programs and visits to Navient operation centers.

Our Commitment to Environment, Social and Governance (“ESG”) Matters

We recognize the importance of ESG matters to our investors. We have a long-standing commitment to the communities where we live and work, the environment, our employees, our customers and other stakeholders. Highlights of our commitment and approach to ESG matters are described below. Additional information appears on the About Us section of our website at https://about.navient.com and in our Corporate Social Responsibility Report found on our website.

Environment

In our facilities, we incorporate energy-efficient building support systems and corporate-sponsored recycling programs. Navient also is proactive in reducing travel-related emissions by providing video teleconferencing in its facilities, conference and training spaces. We make it easy for our millions of clients and customers to “go paperless” with us, reducing the natural resources needed to print and mail hardcopy communications.

Our Employees, Our Customers and Our Communities

We are committed to creating a workplace where employees are welcomed and respected for who they are as individuals. We believe that our employees and workplace thrive when we are authentically inclusive. We grow and innovate the best when we embrace a rich diversity that reflects the customers and communities we serve. We are committed to listen, learn, and take action against acts of inequity and injustice. Through our diversity, equity and inclusion strategy, our employees lead and participate in initiatives such as our Inclusion & Diversity Council, employee resource teams, and diversity, equity and inclusion education and awareness campaigns. We provide education finance solutions to help people pursue higher education and successfully manage their finances. We have aided millions of households on their path toward success. As a student loan servicer, we support people to successfully manage their student loan payments and build good credit. We also help federal student loan borrowers access federal benefits such as income-driven repayment, loan forgiveness and military benefits.

●	More than 400,000 student loan borrowers serviced by Navient pay off their student loans every year.

●	Navient-serviced federal student loan borrowers are 26% less likely to default than those serviced elsewhere.*

●	We have helped millions of borrowers enroll in income-driven repayment—including more than half of Navient-serviced student loan volume.

●	Since 2017, we also have refinanced more than $11 billion in student loans, helping borrowers save thousands through lower interest rates and accelerate their journey to successful repayment.

*Analysis of the FY 2017 Cohort Default Rate released by the U.S. Department of Education in 2020.

We support the communities where we live and work. Building on our focus to help people along the path to financial success, the Navient Community Fund supports organizations that address the root causes that limit financial success for all Americans. Our employees get involved in a variety of community activities such as distributing and reading books to kids, participating in blood drives, and collecting food and school supplies for families in need. We offer up to four hours of paid time off per month to empower employees to volunteer for a Navient-supported nonprofit organization in their community.

Governance

We are proud of our best-in-class governance practices—described in this proxy statement—and our commitment to diversity and inclusion. We’ve been recognized as a Champion of Board Diversity by the Forum of Executive Women and we’ve received a prestigious “W” award from the Women on Boards organization for the past four consecutive years.

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Policy on Political Contributions, Disclosure and Oversight

We did not make any political contributions using corporate funds in 2020, and we have no intention of making such political contributions in 2021. The Company's Government Relations personnel are responsible for the development and implementation of policies pertaining to the Company’s political activities. They report semi-annually to the Nominations and Governance Committee of the Board on major lobbying priorities and principles as well as the political risk environment in which the Company operates. Government Relations also provides the Committee with a report on any payments made to trade associations, political expenditures, contributions made to other tax-exempt political organizations, as well as contributions by the Company's Political Action Committee. Navient also maintains numerous compliance processes structured to ensure that the Company and its employees conduct all their activities in accordance with our Code of Business Conduct and with all relevant laws governing political contributions and lobbying activities.

Since 2016, we have published our Transparency in Policy Engagement and Political Participation Report. In 2018, the Company was recognized as a “Trendsetter” in the CPA-Zicklin Index for political transparency. The Report provides an overview of the Company’s legislative and political priorities and also provides details pertaining to Navient’s contributions to members of Congress, trade associations, 527 political organizations and other political organizations. The Nominations and Governance Committee has instructed the Company to update the report on a semi-annual basis. The current Report is available on the Company’s website at https://www.navient.com/about/who-we-are/transparency/.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the chief financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s corporate governance website at https://www.navient.com/investors/corporate-governance/ and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, chief financial officer or principal accounting officer or any director) at this location on its website. There were no waivers of the Code of Business Conduct during 2020.

Policy on Review and Approval of Transactions with Related Parties

The Company has adopted a Policy on Related Party Transactions to ensure that all Interested Transactions with Related Parties, as those terms are defined in the policy, will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. The policy states that, except for the limited exceptions specifically stated in the policy, Interested Transactions with Related Parties that will exceed $120,000 in any calendar year must be reviewed by the Audit Committee and receive approval of the Board of Directors prior to the Corporation entering into the Interested Transaction. A copy of the policy can be found on the Company’s Corporate Governance website at https://www.navient.com/investors/corporate-governance/. For additional information pertaining to Related Party Transactions, please refer to “Certain Relationships and Related Transactions” below.

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Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, complexity and risk, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation of our non-employee directors on an annual basis and makes recommendations to the Board.

The Compensation Committee, with the assistance of the Compensation Consultant, determined that our existing director compensation program should remain unchanged for 2020, with the exception of changes to the form of annual equity awards described below. Our 2020 director compensation program is detailed below.

Director Compensation Elements

The following table highlights the material elements of our 2020 director compensation program:

2020 Compensation Elements	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Board Chair	50,000
Additional Cash Retainer for Audit Committee Chair	30,000
Additional Cash Retainer for Compensation and Personnel Committee Chair	25,000
Additional Cash Retainer for Other Committee Chairs	20,000
Annual Equity Award	130,000
Additional Equity Award for Independent Board Chair	65,000

Annual cash retainers are paid in quarterly installments as described below. Annual equity awards typically are granted in February each year in the form of restricted stock.

Restricted stock granted to our non-employee directors in prior years was structured to vest only upon the recipient’s election to the Board at the Company’s next following annual meeting of shareholders (or, if earlier, upon death, disability, or a change in control). Beginning in 2020, the Board modified the vesting provisions incorporated in these equity awards to address the potential for partial-year Board service. Restricted stock granted to our non-employee directors in February 2020 was structured to vest in quarterly increments beginning on the grant date, provided the director remains on the Board through each vesting date (with immediate vesting, if earlier, upon death, disability, or a change in control). The Board also modified the quarterly payment dates for cash retainers to coincide with the new equity vesting dates.

We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director. As described below, our non-employee directors may elect to defer all or a portion of their annual compensation under the Navient Corporation Deferred Compensation Plan for Directors.

Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under these share ownership guidelines, each director is expected, within five years of his or her initial election to the Board of Directors, to own Navient Common Stock with a value equivalent to at least four times his or her annual cash retainer. Currently, that minimum ownership amount is $400,000. The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; notional shares credited to deferred compensation accounts; restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time; and vested stock options, to the extent that they are “in-the-money.”

All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement due to their share ownership amount or because the five-year period from their initial election has not ended.

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Anti-Hedging and Pledging Policy

Navient’s Securities Trading Policy prohibits directors and officers (as defined by Rule 16a-1(f) of the Exchange Act and referred to as “Section 16 Officers”) from selling Navient stock short, holding Navient securities in a margin account, or pledging Navient securities as collateral for a loan or otherwise. Additionally, no director, Section 16 Officer or any other officer of the Company who is subject to the Company’s Stock Ownership Guidelines is permitted to enter into derivative or speculative transactions involving Navient securities (including prepaid variable forward contracts, equity swaps, collars, credit default swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Navient securities. All directors and named executive officers were in compliance with this policy throughout 2020 and remain in compliance as of the date of this proxy statement.

Policy on Rule 10b5-1 Trading Plans

The Company’s Securities Trading Policy governs the circumstances under which Navient directors and Section 16 Officers may enter into trading plans pursuant to SEC Rule 10b5-1. Rule 10b5-1 trading plans are pre-established trading plans for sales of our Common Stock. We believe our Rule 10b5-1 policy is effective in ensuring compliance with legal requirements. Under the policy:

●	All Rule 10b5-1 trading plans must be pre-cleared by the Company’s Securities Trading Compliance Officer.

●	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

●	Once adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade.

Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate in these plans, the director pays the full cost of medical and dental coverage (which for an employee is shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at his/her own expense.

Deferred Compensation Plan for Directors

Navient sponsors a deferred compensation plan for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual cash retainer. In addition, directors may elect to receive a credit under the Director Deferred Compensation Plan in lieu of their annual equity retainer. Provided this election is made before the beginning of the year, the director’s plan account will be credited with a dollar amount equivalent to the annual equity retainer and automatically invested in a notional Company stock fund. Notional stock units remain subject to the same vesting schedule applicable to the annual equity retainer.

Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals invested in the notional Company stock fund are payable in shares of Navient Common Stock. All other deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board or after a minimum

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number of years (except for hardship withdrawals in limited circumstances). As noted below, Ms. Bowen, Ms. Cabral, Mr. Klane, and Ms. Thompson each elected to defer all or a portion of his/her 2020 compensation under the Director Deferred Compensation Plan.

Director Compensation Table

The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Frederick Arnold	100,000	129,987	91	230,078
Marjorie L. Bowen(4)	49,750	130,000	45	179,795
Anna Escobedo Cabral(5)	115,000	130,000	91	245,091
Larry A. Klane(6)	100,000	130,000	91	230,091
Katherine A. Lehman	120,000	129,987	91	250,078
Linda A. Mills	150,000	194,988	91	345,079
Jane J. Thompson(7)	125,000	130,000	91	255,091
Laura S. Unger	120,000	129,987	91	250,078
David L. Yowan	115,000	129,987	91	245,078

(1)	This table includes all fees earned or paid in fiscal year 2020. Unless timely deferred under the Director Deferred Compensation Plan, annual cash retainers are paid in quarterly installments on or around February 1st, May 1st, August 1st and November 1st.

(2)	The grant date fair market value for each share of restricted stock granted in 2020 to directors is based on the closing market price of the Company’s Common Stock on the grant date. Additional details on accounting for stock-based compensation can be found in “Note 2–Significant Accounting Policies” to the audited consolidated financial statements included in the 2020 Annual Report on Form 10-K. Stock awards are rounded down to the nearest whole share to avoid the issuance of fractional shares. As noted in the footnotes below, certain directors timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of their 2020 annual equity retainer. Plan credits are automatically invested in a notional Company stock fund and are not subject to rounding for fractional shares. (3) All Other Compensation is detailed in a table on the following page.

(4)	Ms. Bowen served on the Board in 2020 but did not stand for reelection at the 2020 Annual Meeting. Ms. Bowen’s compensation for 2020 reflects her partial tenure on the Board. Ms. Bowen timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2020 annual equity retainer, with the credit being automatically invested in a notional Company stock fund. One-half of this credit was forfeited when she left the Board in May 2020.

(5)	Ms. Cabral timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2020 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(6)	Mr. Klane timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of his 2020 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(7)	Ms. Thompson timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2020 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

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All Other Director Compensation:
Name	Life Insurance Premiums(A) ($)	Total ($)
Frederick Arnold	91	91
Marjorie L. Bowen	45	45
Anna Escobedo Cabral	91	91
Larry A. Klane	91	91
Katherine A. Lehman	91	91
Linda A. Mills	91	91
Jane J. Thompson	91	91
Laura S. Unger	91	91
David L. Yowan	91	91

(A)	The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.

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Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On February 24, 2021, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

This proposal is put before the shareholders because the Board of Directors believes it is a good corporate governance practice to ask shareholders to ratify the selection of the independent registered public accounting firm.

For ratification, this proposal requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2021 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

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Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firms for 2020 and 2019

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2020, and 2019, are set forth below.

	2020	2019
Audit Fees	$4,482,366	$4,132,351
Audit-Related Fees	$1,131,113	$1,021,909
Tax Fees	$441,321	$378,881
All Other Fees	-	-
Total	$6,054,800	$5,533,141

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. Audit-Related Fees. Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation. Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

Pre-approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2020. Reporting is provided to the Audit Committee regarding services that the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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Report of the Audit Committee

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets, on a regular basis, with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss the Company’s quarterly reports on Form 10-Q prior to their being filed with the SEC and annually to review and discuss the Company’s Annual Report on Form 10-K. The Committee also meets with management and our independent auditors to review and discuss the Company’s quarterly earnings prior to review by the Executive Committee and public release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor the Company’s financial record-keeping and controls, management is ultimately responsible for the Company’s financial reporting process, including its system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2020. The Audit Committee also discussed with KPMG LLP the matters under Public Company Accounting Oversight Board (“PCAOB”) standards, including among other things, those relating to the audit of our financial statements.

The Audit Committee received, reviewed and discussed with KPMG LLP the written disclosures and letter (as required by applicable requirements of the PCAOB) regarding the independent accountant’s communications with the Audit Committee about the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the 2020 Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Audit Committee

David L. Yowan, Chair

Frederick Arnold

Anna Escobedo Cabral

Laura S. Unger

2021 Proxy Statement	39

Ownership of Common Stock

The following table provides information, as of March 1, 2021, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership at March 23, 2021).

Name and Address of Beneficial Owner	Shares	Percent
BlackRock Inc. (1)	21,362,883	11.5%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc. (2)	20,057,126	10.77%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	13,537,724	7.3%
Building One
6300 Bee Cave Road
Austin, TX 78746

(1)	This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 27, 2021. BlackRock, Inc. has sole power to vote or direct the voting of 20,959,107 shares of Common Stock and has sole power to dispose of or direct the disposition of 21,362,883 shares of Common Stock.

(2)	This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., on February 10, 2021. The Vanguard Group, Inc., directly and through its subsidiaries, has shared voting power of 193,275 shares, sole power to dispose of or direct the disposition of 19,681,279 shares of Common Stock, and shared power to dispose of or direct the disposition of 375,847 shares of Common Stock.

(3)	This information is based on the Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 16, 2021. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). The Funds directly have sole power to vote or direct the voting of 13,154,014 shares of Common Stock, and sole power to dispose of or direct the disposition of 13,537,724 shares of Common Stock.

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Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table (other than Mr. Lown, who resigned from the Company in May 2020); and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as stock that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of March 3, 2021. The beneficial owners listed have sole voting and investment power with respect to stock beneficially owned, except as otherwise indicated. As of March 3, 2021, there were 181,836,082 shares of our Common Stock issued, outstanding and entitled to vote.

			Total
			Beneficial	Percent of
Director Nominees	Shares (1)	Vested Options (2)	Ownership (3)	Class
Frederick Arnold	45,948	-	45,948	*
Anna Escobedo Cabral(4)	81,217	-	81,217	*
Larry A. Klane(5)	22,643	-	22,643	*
Katherine A. Lehman	70,462	-	70,462	*
Linda A. Mills	98,568	-	98,568	*
Jane J. Thompson(6)	77,284	-	77,284	*
Laura S. Unger(7)	69,078	-	69,078	*
David L. Yowan(8)	51,849	-	51,849	*

Named Executive Officers
Jack Remondi(9)	3,075,995	231,513	3,307,508	1.80%
Joe Fisher(10)	84,374	-	84,374	*
John Kane(11)	561,101	75,699	636,800	*
Mark Heleen(12)	341,678	-	341,678	*
Steve Hauber(13)	195,578	40,473	236,051	*
Ted Morris(14)	109,108	25,533	134,641	*

Directors and Current Officers as a Group (14 Persons)	4,884,883	373,218	5,258,101	2.85%

*	Less than one percent

(1)	Shares of Common Stock and stock units held directly or indirectly, including vested deferred stock units and unvested deferred stock units that may vest within 60 days of March 3, 2021, credited to Company-sponsored retirement and deferred compensation plans. Totals for named executive officers include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that vest and are converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

(2)	Shares that may be acquired within 60 days of March 3, 2021, through the exercise of stock options. The stock options held by our officers are net-settled pursuant to their terms (i.e., shares are withheld upon exercise to cover the aggregate exercise price, and the net resulting shares are delivered to the option holder). Net-settled stock options therefore are shown on a “spread basis,” with out-of-the-money options shown as 0.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	For Ms. Cabral, 32,056 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(5)	For Mr. Klane, 15,301 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(6)	For Ms. Thompson, 71,023 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(7)	For Ms. Unger, 24,852 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)	For Mr. Yowan, 11,477 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

2021 Proxy Statement	41

(9)	Mr. Remondi’s share ownership includes 250 shares held as custodian for his child. 1,108,346 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Remondi has no voting or dispositive control.

(10)	66,186 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Fisher has no voting or dispositive control.

(11)	213,552 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Kane has no voting or dispositive control. 1,358 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(12)	158,823 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Heleen has no voting or dispositive control.

(13)	106,775 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hauber has no voting or dispositive control.

(14)	75,952 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Morris has no voting or dispositive control.

2021 Proxy Statement	42

Executive Officers

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Navient’s executive officers who are not directors. Biographical information for Mr. Remondi is included in Proposal 1 — Election of Directors.

Name and Age	Position and Business Experience

Joe Fisher 41	● Chief Financial Officer and Principal Accounting Officer, Navient — October 2020 to present

● Vice President of Investor Relations and Corporate Development, Navient — April 2018 to October 2020
● Vice President of Investor Relations, Navient — May 2014 to April 2018

John Kane	● Group President, Business Processing Solutions, Navient — June 2015 to present
52	● Chief Operating Officer, Navient — April 2014 to June 2015
● Senior Vice President — Enterprise Project Management, SLM Corporation — March 2013 to April 2014
● Senior Vice President — Credit, SLM Corporation — August 2011 to March 2013
● Senior Vice President — Collections, SLM Corporation — 2008 to 2011
● Senior Vice President — Consumer Credit Operations, MBNA/Bank of America — 1990 to 2008

Mark L. Heleen	● Chief Legal Officer and Secretary, Navient — February 2015 to present
58	● Senior Vice President and Senior Deputy General Counsel, Navient — June 2014 to February 2015
● Senior Attorney, Cadwalader Wickersham & Taft LLP — August 2013 to June 2014
● Independent Consultant — January 2011 to August 2013
● Executive Vice President and General Counsel, SLM Corporation — February 2009 to December 2010
● Various roles in the Office of the General Counsel, SLM Corporation — July 1998 to February 2009

Steve Hauber	● Chief Risk and Compliance Officer, Navient — June 2017 to present
47	● Chief Audit Officer, Navient — April 2014 to June 2017
● Chief Audit Officer, SLM Corporation — January 2011 to April 2014

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Proposal 3 — Advisory Vote on Executive Compensation

Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company’s executive compensation policies and procedures operate and are designed, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers (“NEOs”).

This proposal gives you, as a shareholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to and objectives of the compensation paid to our NEOs as described in this proxy statement. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

The Company conducts its advisory vote on executive compensation at each annual meeting of its shareholders. At each of our last five annual meetings, beginning in 2016, our shareholders have expressed their overwhelming support for our executive compensation programs:

The Board of Directors believes that the Company’s 2020 executive compensation program strongly aligned pay to actual performance. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section, which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives and how the Company’s performance in 2020 was reflected in the compensation of our NEOs.

This proposal to approve the resolution regarding the compensation paid to Navient’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The Board of Directors, however, values the opinions of our shareholders as expressed through their votes. Accordingly, the Board of Directors as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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Executive Compensation

Compensation and Personnel Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation and Personnel Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Personnel Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and this proxy statement.

Compensation and Personnel Committee

Jane J. Thompson, Chair

Larry A. Klane

Katherine A. Lehman

2021 Proxy Statement	45

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2020, and how we have modified our programs to meet Navient’s needs in the future.

Navient’s Compensation and Personnel Committee (the “Compensation Committee” or simply the “Committee”) is responsible for establishing and overseeing our executive compensation program, including the program’s underlying philosophy, objectives and related policies. The Committee is composed of Ms. Thompson (Chair), Mr. Klane and Ms. Lehman.

This CD&A presents information for the following Navient NEOs:

●	Jack Remondi, President and Chief Executive Officer

●	Joe Fisher, Chief Financial Officer and Principal Accounting Officer*

●	John Kane, Group President, Business Processing Solutions

●	Mark Heleen, Chief Legal Officer and Secretary

●	Steve Hauber, Chief Risk and Compliance Officer

●	Ted Morris, Controller; Former Acting Chief Financial Officer and Principal Accounting Officer**

●	Chris Lown, Former Chief Financial Officer***

* Mr. Fisher was appointed as Executive Vice President, Chief Financial Officer, and Principal Accounting Officer effective October 7, 2020.

** Mr. Morris served as Acting Chief Financial Officer and Principal Accounting Officer from June 1, 2020 until October 6, 2020, and currently serves as Controller.

*** Mr. Lown served as the Company’s Chief Financial Officer and Principal Accounting Officer until May 29, 2020.

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Executive Summary

Navient’s executive compensation program emphasizes the link between pay and performance, aligning the compensation of our executives with the interests of our shareholders. Our executive compensation program balances annual and long-term performance measures, including a mix of financial, operational and strategic goals that promote effective management of our legacy loan portfolio, improvements and growth in our consumer lending business, profitable growth in our business services segment and expense control. Individual performance goals also are established for each of our NEOs. This section summarizes Navient’s performance in 2020 and the impact of that performance on the compensation paid to our NEOs.

Navient’s 2020 Performance

2020 was an extraordinarily challenging year in which Navient demonstrated resilience in the face of a global pandemic, ingenuity and determination to meet new needs, and commitment to our colleagues and customers. Our 2020 performance highlights include the following:

●	We Delivered Strong EPS Performance: Adjusted Diluted “Core Earnings” Per Share[4] grew 29% from the prior year and our three-year Adjusted Diluted “Core Earnings” Per Share grew at a compound annual growth rate of 28%.

●	We Continued to Grow Our Consumer Lending Business: We originated $4.6 billion in private education refinance loans, despite the uncertain economic environment related to COVID-19, and continued to carefully manage the credit risk of our portfolio through rigorous underwriting, high-quality servicing and risk mitigation practices.

●	We Expanded Our Business Processing Offerings Into New Markets: In 2020 we supported states in providing unemployment benefits, COVID-19 contact tracing and vaccine coordination services, which led to strong growth in our business processing segment. We successfully redeployed existing employees and hired over 1,000 new employees to support these efforts.

●	We Implemented Innovative Financing Strategies to Reduce Our Interest Expense and Maintain Strong Levels of Liquidity: We retired all of our 2020 debt maturities and called $800 million of our future unsecured notes. In addition, we issued $700 million of unsecured debt at attractive spreads.

●	We Rapidly Deployed COVID-19 Related Student Loan Relief: We quickly implemented the student loan relief provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) which apply only to loans owned by the U.S. Department of Education. We also extended relief options such as the use of forbearance to borrowers with FFELP and private education loans.

●	We Supported the Health, Well-being and Safety of Our Employees and Communities: We responded to the developing COVID-19 pandemic by rapidly moving nearly 90% of our employees to work-from-home arrangements—avoiding the widespread layoffs and furloughs experienced in some industries—and we implemented education, social distancing and safety regimens for those employees who continued to work on-site, all while sustaining customer service, productivity and quality levels.

●	We Promoted Diversity, Equity and Inclusion (DEI) in Our Workplace: We launched a multi-year DEI strategy in 2018 to strengthen leadership commitment, enhance the employee experience and mindfulness, institute sustainability measures such as employee focus groups, and measure key performance indicators. Our employees lead and participate in DEI initiatives such as our Inclusion & Diversity Council, employee resource teams, and DEI education and awareness campaigns. We also look to promote diversity within our management team—in terms of gender, race, ethnicity, perspective and other factors—as part of the management succession planning process and in recruitment, promotion and retention opportunities at all levels of the Company.

Navient’s 2020 Compensation Decisions

Based on the Committee’s review of Navient’s strong 2020 performance, and after considering the appropriate alignment with shareholders, employees and other stakeholders, the Committee did not make any changes to our incentive plan goals

4 Adjusted Diluted “Core Earnings” Per Share excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted Diluted “Core Earnings” Per Share is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020, or refer to the Investor Relations section of our website located at https://www.navient.com/investors/.

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or payouts to offset the impacts of the COVID-19 pandemic. Highlights of our 2020 compensation decisions are discussed below, with additional details in this CD&A.

●	2020 Base Salaries: Base salaries remained unchanged from 2019 for our CEO, Mr. Remondi, and Messrs. Kane, Heleen, Hauber and Lown. Base salaries for Messrs. Fisher and Morris were established at the time they assumed their new roles during 2020. Base salaries for each of our NEOs are described on page 54.

●	2020 Management Incentive Plan (“MIP”) Design: For the 2020 MIP, we eliminated the Consumer Lending New Loan Volume metric and re-weighted the remaining four metrics, with increased weight on Adjusted “Core Earnings” Operating Expenses. These changes align with Navient’s business strategy and are directly responsive to feedback from shareholders. Our 2020 MIP is described in greater detail on beginning on page 55.

●	2020 MIP Results: At or near maximum performance on Adjusted Diluted “Core Earnings” Per Share, Business Processing EBITDA, and Private Education Loan Gross Defaults contributed to an earned payout of 137%. Incentive award amounts for our NEOs under the 2020 MIP are described on page 57.

●	2018-20 Performance Share Units (“PSUs”): Above-target performance on Cumulative Net Student Loan Cash Flows and Strategic Objectives, offset by below threshold results for Cumulative Revenue from Growth Businesses, resulted in an earned payout of 83% against goals set in early 2018. Performance results for the 2018-20 PSUs are described on page 60.

●	2020-22 PSUs: The design of PSUs granted in 2020 and covering the performance period 2020-22 was unchanged from 2019, with 70% weight on Net Student Loan Cash Flows and 30% weight on “Core Earnings” Return on Equity (“ROE”). The design of 2020-22 PSUs granted to our NEOs is described in greater detail on page 58.

●	2021-23 PSU Design: A new performance “multiplier” based on the Company’s total shareholder return relative to other companies in the S&P 400 Financials Index (“rTSR”) has been introduced for the 2021-23 PSU design, which is otherwise the same as the design for the 2020-22 PSUs. The rTSR multiplier is intended to emphasize the Company’s keen focus on delivering superior overall returns to shareholders. This design of 2021-23 PSUs is described on page 63.

Linking Navient’s 2020 Performance to Executive Pay

The chart on the following page shows our key performance achievements in 2020 and the link between those achievements and our executive compensation program.

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Linking Navient’s 2020 Performance to Executive Pay

	Provide Consistent Return to Shareholders	Successfully Manage Our Liquidity Needs	Increase Business Processing EBITDA
2020 Performance Highlights

● Returned $523 million to our shareholders through dividends and share repurchases

● Adjusted Diluted “Core Earnings” Per Share[5] of $3.40, beating the target in our 2020 annual incentive plan by nearly 13%

● Issued $1.5 billion in FFELP loan asset-backed securities (“ABS”) and $6.3 billion in private education loan ABS

● Retired $1.8 billion of senior unsecured debt, including all of our 2020 debt maturities

● Reduced the interest expense we otherwise would have incurred in 2020 by $140 million

● Increased Business Processing EBITDA[6] by 16% from 2019, far exceeding the target in our 2020 annual incentive plan ● Increased Business Processing revenue by 18% from 2019
Annual Incentive Measures	● Adjusted Diluted “Core Earnings” Per Share ● Adjusted “Core Earnings” Operating Expenses[7]	● Adjusted Diluted “Core Earnings” Per Share ● Adjusted “Core Earnings” Operating Expenses	● Business Processing EBITDA
Long-term Incentive Measures	● Grow Intrinsic Value of Company ● Cumulative Net Student Loan Cash Flows[8]	● Grow Intrinsic Value of Company ● Cumulative Net Student Loan Cash Flows	● Cumulative Businesses Processing Revenue ● Improve Margins in Business Processing

	Successfully Manage Our Federal Education Loans Segment	Grow Our Consumer Lending Business	Improve Performance of Our Private Eduation Loan Portfolio
2020 Performance Highlights

● Actively managed our loan portfolio, decreasing our delinquency rate from 11.7% to 9.2% year-over-year

● Reduced segment operating expenses by $72 million, or 20%, year-over-year

● Acquired $38 million of FFELP loans in 2020, which added to our consistent and predictable cash flows

		● Originated $4.6 billion in private education refinance loans, despite the uncertain economic environment related to COVID-19	● Reduced private education loan delinquency rate 43% from 2019 ● Due to improved loan performance, we were able to reduce our private education loan provision by $86 million from 2019
Annual Incentive Measures	● Adjusted Diluted “Core Earnings” Per Share ● Adjusted “Core Earnings” Operating Expenses	● Adjusted Diluted “Core Earnings” Per Share	● Private Education Loan Gross Defaults ● Adjusted Diluted “Core Earnings” Per Share
Long-term Incentive Measures	● Capture Operating Efficiencies in Legacy Student Loan Business ● Grow Intrinsic Value of Company ● Cumulative Net Student Loan Cash Flows	● Originate High Quality Student Loan Assets ● Grow Intrinsic Value of Company ● Cumulative Net Student Loan Cash Flows	● Grow Intrinsic Value of Company ● Cumulative Net Student Loan CashFlows

5 See footnote 4 above for more information on Adjusted Diluted “Core Earnings” Per Share.

6 Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of EBITDA and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020, or refer to the Investor Relations section of our website located at http://www.navient.com/investors/.

7 Adjusted “Core Earnings” Operating Expenses excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted “Core Earnings” Operating Expenses is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of Adjusted “Core Earnings” Operating Expenses and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to our Investor Presentation for Fourth Quarter and Full Year 2020 on the Investor Relations section of our website located at http://www.navient.com/investors/, or refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020..

8 “Cumulative Net Student Loan Cash Flows” is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of cumulative net student loan cash flows, please refer to the definition at footnote 17.

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CEO Realizable Pay

Our pay-for-performance approach over the past five years is highlighted in the chart below, which shows the alignment between the Company’s performance (as measured by cumulative total shareholder return (“TSR”)) and the annual Realizable Pay (as defined below) of our CEO over the past five fiscal years.

The Committee believes that analysis of Realizable Pay allows a more complete understanding of the pay-for-performance relationship than sole reliance on amounts shown in the Summary Compensation Table, which reflects the grant date value of various equity awards. The table below compares the components of Mr. Remondi’s Realizable Pay for 2020, 2019, 2018, 2017 and 2016.

	Year	Base Salary ($)	Annual Incentive Compensation ($)	PSUs ($)	RSUs ($)	Stock Options ($)	Total ($)
	2020	1,000,000	2,055,000	1,195,978	1,392,898	0	5,643,876
	2019	1,000,000	1,785,000	1,926,497	2,391,606	0	7,103,103
CEO Realizable Pay	2018	1,000,000	1,896,000	2,309,255	517,094	0	5,722,349
	2017	1,000,000	1,444,500	0	1,032,553	0	3,477,053
	2016	1,000,000	1,666,500	-	2,067,157	5,527,226	10,260,883

Realizable Pay for each of the applicable fiscal years is the sum of base salary paid, annual incentive award earned, the year-end value of RSUs and stock options granted under the Company’s long-term incentive program in that year, and the value of any PSUs with a performance period ending in that fiscal year. Stock awards are valued as of the end of each fiscal year and include the “in-the-money” value of stock options,9 RSUs and PSUs (excluding accrued dividend equivalent units on RSUs and PSUs).

Because the Company typically grants equity awards in February each year, the year-end value of these equity awards may be significantly greater or less than the grant-date value depending on whether the price of our common stock has increased or decreased by the end of the year. For example, the year-end value of stock options and RSUs granted in early

9 As of 2019, the Committee decided to discontinue the prior practice of granting stock options as part of the Company’s long-term incentive program.

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2016 was substantially greater than the value of these awards upon grant, as the price of our common stock increased between the February 2016 grant date and December 31, 2016, while the opposite was true for RSUs granted in early 2019 and 2020.

PSUs typically vest based on performance over three fiscal years. For example, PSUs granted in early 2015 were designed to vest at the end of 2017 based on cumulative performance over the 2015-17 fiscal years. Due to the Company’s performance during that three-year period, the value at the end of the fiscal 2017 was zero as none of the PSUs were earned. PSUs granted in early 2016 vested at 125% of the target number of units based on the Company’s performance over the applicable 2016-18 performance period, PSUs granted in early 2017 vested at 109% of the target number of units based on the Company’s performance over the applicable 2017-19 performance period, and PSUs granted in early 2018 vested 83% of the target number of units based on the Company’s performance over the applicable 2018-20 performance period.

Cumulative TSR assumes a base investment of $100 at December 31, 2015 and reinvestment of dividends through December 31, 2020.

Navient’s Compensation Philosophy and Objectives

We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:

●	Align Compensation with Shareholder Interests. For 2020, 87% of the Total Direct Compensation opportunity provided to our CEO was at-risk and aligned with shareholder value, including incentive awards that depend upon the attainment of specific performance objectives, the value of Navient’s Common Stock or both. This feature of our executive compensation program is highlighted in the charts below, which show the at-risk percentages of the 2020 total direct compensation of our NEOs and the percentage of their compensation that is at-risk, with Annual Incentives and PSUs shown at target levels of performance for the full year.

*Excludes Mr. Fisher and Mr. Morris, whose 2020 compensation was pro-rated to reflect their partial-year service as Chief Financial Officer and Acting Chief Financial Officer, respectively.

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●	Pay for Performance. As illustrated above, more than 75% of the full-year total compensation at target for our NEOs is delivered through annual incentives and PSUs that are earned based on achievement of enterprise-wide goals that impact shareholder value.

●	Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan, and conversely to be lower or zero in periods in which those key annual goals are only partially achieved or not achieved at all.

●	Reward Long-term Growth. The total compensation paid to our NEOs is weighted toward long-term equity-based incentives. These awards align pay with sustained performance and shareholder value creation.

●	Retention of Top Executives. Our NEOs have base salaries and benefits that are competitive and not excessive, therefore permitting Navient to attract, motivate and retain executives who can drive and lead our success.

The compensation packages we provide to our NEOs are designed to be competitive when compared to companies that compete with us for executive talent. In setting the compensation opportunity for our NEOs, we generally target the median total direct compensation provided to similarly situated executives by our peer group companies. We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging, pledging or short-sales of any Company stock held by our NEOs and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.

How Compensation Decisions Are Made

In establishing competitive total compensation packages for our NEOs, the Compensation Committee relies on an analysis of market data on the executive compensation packages offered by Navient’s peer group companies, which are described below. While the Committee generally targets the median total compensation opportunity provided by our peer group companies to similarly situated executives, market data is only one of several factors considered in establishing the compensation opportunity levels of our NEOs. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-term Incentive Programs, which are described in more detail below. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, are all important factors considered by the Committee. The Committee also considers an assessment of each NEO’s success in achieving pre-determined business as well as individual objectives, an assessment that is prepared by the CEO and presented to the Committee at a minimum of once each year. Finally, the Committee meets with the other independent members of the Board in reviewing the CEO’s performance and consults with those members in setting the CEO’s compensation.

Role of the Compensation Consultant

The Compensation Committee is advised by its Compensation Consultant. See “Compensation Consultant and Independence” earlier in this proxy statement for more information on the Compensation Consultant’s role as an independent advisor to the Compensation Committee.

Use of Peer Groups

Navient seeks to provide its NEOs with competitive compensation relative to a peer group of companies. The Compensation Committee reviews the composition of the peer group annually with the assistance of the Compensation Consultant, making adjustments as needed to address changes in Navient’s business and/or changes in the peer group companies due to mergers or other transactions.

In August 2019, the Compensation Committee adopted a new peer group for 2020 to better reflect the Company’s current mix of businesses, including the continued growth and evolution of the Company’s business processing and consumer lending businesses. The Committee continues to believe that line of business and asset size are the most relevant parameters when identifying other companies of similar size and complexity, although it also took into account factors such as market capitalization when selecting the 2020 peer group. Our 2020 peer group, which the Committee used to set target pay levels at the start of 2020, consists of the following companies:

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2020 Navient Peer Group
Company	Total Assets(1)	Net Income(2)	Market Cap(1)
Alliance Data Systems Corporation	$22,547	$214	$3,677
Ally Financial Inc.	182,165	1,085	13,332
Comerica Incorporated	88,129	474	7,769
Conduent Incorporated	4,256	(118)	1,005
Discover Financial Services, Inc.	112,889	1,141	27,747
Fifth Third Bancorp	204,680	1,427	19,641
KeyCorp	170,336	1,343	16,024
MAXIMUS, Inc. (3)	2,066	220	4,498
Paychex, Inc. (4)	8,615	1,059	33,604
Regions Financial Corporation	147,389	1,094	15,482
Santander Consumer USA Holdings, Inc.	48,887	911	6,740
SLM Corporation	30,770	881	4,649
Synchrony Financial	95,948	1,385	20,263
The Western Union Company	9,496	744	9,020

25th Percentile	$12,759	$542	$5,172
Median	68,508	985	11,176
75th Percentile	138,764	1,129	18,737

Navient Corporation	$87,412	$412	$1,829
Rank	8 of 15	12 of 15	14 of 15
Percentile	54	21	2

(1)	Total assets and market capitalization reflect each company’s most recent fiscal year end except for MAXIMUS, Inc. and Paychex Inc. Please see footnotes (3) and (4) for more information.

(2)	Net income (in millions in accordance with GAAP) for each company’s most-recently-ended fiscal year, as reflected in each company’s Annual Report on Form 10-K filed with the SEC. Except as otherwise noted below, each company’s most recent fiscal year ended December 31, 2020.

(3)	MAXIMUS' most recent fiscal year end is September 30, 2020. Total assets reflect the most-recent fiscal quarter end and net income reflects 12-month trailing as of December 31, 2020. Market capitalization reflects common shares outstanding at December 31, 2020, multiplied by the per share closing price of the company’s common stock on December 31, 2020, the last trading date of the year.

(4)	Paychex's most recent fiscal year end is May 31, 2020. Total assets reflect the most-recent fiscal quarter end and net income reflects 12-month trailing as of November 30, 2020. Market capitalization reflects common shares outstanding at December 31, 2020, multiplied by the per share closing price of the company’s common stock on December 31, 2020, the last trading date of the year.

Consideration of Say-on-Pay Vote Results

At our most recent annual meeting of shareholders, held on May 20, 2020, the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2019. As in prior years, shareholders expressed overwhelming support for the compensation of our NEOs, with approximately 97% of the votes present in person (or represented by proxy at the meeting) and entitled to vote on the matter cast to approve our 2019 executive compensation. The Committee took into account the results of this advisory vote when making compensation decisions for 2020.

In 2019, the Company conducted an advisory vote on the frequency of future advisory votes to approve its executive compensation, commonly known as “Say-on-Frequency.” Our shareholders indicated their preference for future advisory votes to be held annually. Consistent with the shareholders’ vote on this matter, the Board adopted a policy providing for annual advisory votes to approve the Company’s executive compensation.

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2020 Executive Compensation Program

Primary Elements of Compensation

The compensation program for our NEOs consists of three primary elements:

Compensation Element	Objective	Type of Compensation
Base Salary	To provide a base level of cash compensation consistent with the executive’s level of responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual Incentives	To encourage and reward our NEOs for achieving annual corporate and individual performance goals.	Variable compensation. Performance-based. Payable in cash.

Long-term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.	Multi-year variable compensation. Generally payable in performance stock units (“PSUs”) and/or restricted stock units (“RSUs”). PSUs are year performance, with each award being settled in stock at the end of the performance period to the degree that goals are met. RSUs are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period. For 2020, total long-term incentive value was provided 60% in PSUs and 40% in RSUs for our CEO and split equally between PSUs and RSUs for our other NEOs other than Messrs. Fisher and Morris (see page 57 below).

The Compensation Committee makes decisions regarding each primary element of compensation described above.

In addition to the three primary compensation elements discussed above, our NEOs have an opportunity to participate in the Navient Deferred Compensation Plan. The Deferred Compensation Plan offers a variety of investment choices, none of which represents an “above-market return.” We also provide our NEOs with the same standard health, welfare and retirement benefits provided to our employees, as well as limited perquisites. Each of our NEOs also participates in severance plans for our senior executives.

Total Direct Compensation Mix

These primary compensation elements—Base Salary, Annual Incentives and Long-term Incentives—together form Total Direct Compensation for each of our NEOs. Consistent with Navient’s pay-for-performance culture, 87% of the 2020 Total Direct Compensation of our CEO was at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s Common Stock. The charts on page 51 provide the at-risk percentages of the 2020 Total Direct Compensation of our NEOs and the percentage of their compensation that is at-risk, with Annual Incentives and PSUs shown at target levels of performance for the full year.

Base Salary

The Compensation Committee reviews base salary levels for the NEOs on an annual basis, but may make changes less frequently. Based on a market analysis of the 2020 Navient peer group, the Compensation Committee (in consultation with the other independent members of the Board) determined that Mr. Remondi’s 2020 base salary should remain unchanged at $1,000,000, consistent with peer group benchmarking.

The 2020 base salaries of the other NEOs were established by the Compensation Committee, taking into account recommendations made by Mr. Remondi, as well as a review of benchmarking data from the 2020 Navient peer group. The Committee concluded that the base salary for each of Messrs. Kane, Heleen, Hauber and Lown should remain unchanged for 2020. In the case of each NEO, including the CEO, the Committee reached its final determinations in consultation with the Compensation Consultant. The following chart lists the base salary for each of our NEOs as of December 31, 2020, December 31, 2019, and December 31, 2018 respectively.

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Navient NEOs	2020 Base Salary	2019 Base Salary	2018 Base Salary
Mr. Remondi	$1,000,000	$1,000,000	$1,000,000
Mr. Fisher*	$350,000	$-	$-
Mr. Kane	$460,000	$460,000	$460,000
Mr. Heleen	$385,000	$385,000	$385,000
Mr. Hauber	$350,000	$350,000	$310,000
Mr. Morris*	$285,000	$-	$-
Mr. Lown	$400,000	$400,000	$400,000

* Messrs. Fisher and Morris were not named executive officers of the Company prior to 2020. Mr. Fisher’s base salary, as reflected in the chart, became effective when he assumed the role of CFO on October 7, 2020. Mr. Morris’s 2020 annual compensation included a $30,000 supplemental bonus for each month or portion of a month in which he served as Acting CFO, which occurred from June to October 2020 for a total of $150,000 in supplemental bonus payments.

Annual Incentive Awards: The 2020 Management Incentive Plan

As part of Navient’s annual strategic planning process, management developed an operating plan for the Company’s 2020 fiscal year. The Compensation Committee and management then discussed specific corporate performance metrics and goals for Navient to be set forth in a 2020 annual incentive program—known as the Management Incentive Plan (“MIP”)—with the express purpose of focusing executives on achieving the operating plan. The following table details the specific performance metrics utilized in our 2020 MIP, as well as the weight assigned to each metric:

2020 MIP Performance Metric	2020 Weight	2019 Weight*		Rationale
Adjusted Diluted “Core Earnings” Per Share[10]	50%	35%	●	Measures overall management effectiveness
			●	Promotes shareholder value
			●	Key financial metric for investors

Adjusted “Core Earnings” Operating Expenses[11]	20%	15%	●	Focuses management attention on expense reduction as our legacy loan portfolio amortizes
			●	Key financial metric for investors, which is also critical to the achievement of our Core Earnings Per Share goal

Business Processing EBITDA[12]	15%	20%	●	Emphasizes profitable growth in certain businesses
			●	EBITDA growth helps to offset company-wide expenses as our legacy loan portfolio amortizes

Private Education Loan Gross Defaults	15%	10%	●	Enhances the profitability of our private education loan portfolio
			●	Aids our private education student loan customers
			●	Key financial metric for investors to gauge the performance of our private education loan portfolio

*Remaining 20% of 2019 weight was for Consumer Lending New Loan Value metric, discontinued in 2020.

10 Adjusted Diluted “Core Earnings” Per Share excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted Diluted “Core Earnings” Per Share is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020, or refer to the Investor Relations section of our website located at http://www.navient.com/investors/.

11 Adjusted “Core Earnings” Operating Expenses excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted “Core Earnings” Operating Expenses is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of Adjusted “Core Earnings” Operating Expenses and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to our Investor Presentation for Fourth Quarter and Full Year 2020 on the Investor Relations section of our website located at http://www.navient.com/investors/, or refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020.

12 Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of EBITDA and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020, or refer to the Investor Relations section of our website located at http://www.navient.com/investors/.

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For the 2020 MIP, the Committee continued its focus on Adjusted Diluted “Core Earnings” Per Share as the plan’s key financial metric. Three other financial metrics were carried forward from the 2019 plan—Business Processing EBITDA, Private Education Loan Gross Defaults, and Adjusted “Core Earnings” Operating Expenses. In response to investor feedback, and following the Committee’s review of Navient’s operating plan, the Consumer Lending New Loan Volume metric was removed for 2020. The weightings of the remaining performance measures were adjusted, with increased weightings for each of the performance metrics except Business Processing EBITDA, which was decreased to align with the weighting given to Private Education Loan Gross Defaults. The 2020 MIP remains well-aligned with the Company’s business plans, including our growth strategy for Consumer Lending, as performance in the Consumer Lending market continues to be included as part of the calculation for three 2020 MIP measures (Business Processing EBITDA does not include performance in this market as part of its calculation), with a total of 85% weight.

The Committee established a scale of “payout factors” to assess the Company’s performance relative to the target established for each of these performance metrics. These payout factors range from 50% based on a threshold level of performance, to 150% based on a maximum level of performance. Performance below threshold results in a payout factor of 0%. For each metric, the Committee also established a payout curve for performance between threshold-target and target-maximum.

The chart below sets forth the performance threshold, target, and maximum, and the payout factors for each performance metric:

2020 MIP Payout Factors
2020 Performance Metric	Below Performance Threshold (Payout Factor = 0%)	Performance Threshold (Payout Factor = 50%)	Performance Target (Payout Factor = 100%)	Performance Maximum (Payout Factor= 150%)
Adjusted Diluted “Core Earnings” Per Share	<$2.62	$2.62	$3.02	>= $3.43
Adjusted “Core Earnings” Operating Expenses (millions)	>$954	$954	$926	<=$902
Business Processing EBITDA (millions)	<$41	$41	$48	>= $55
Private Education Loan Gross Defaults (millions)	>$406	$406	$366	<= $326

Our performance in 2020 yielded an overall performance score of 137%, driven by notably strong performance against three of the four 2020 MIP goals. The chart below sets forth (i) each performance metric, (ii) the performance target approved by the Compensation Committee for each metric, (iii) the 2020 actual performance of the Company for each metric, (iv) the payout factor for each metric based on the Company’s level of achievement relative to target, (v) the relative weighting of each performance metric, and (vi) the performance score attributable to each metric, as well as the overall performance score.

2020 MIP Performance Results
2020 Performance Metric (i)	Performance Target (ii)	2020 Actual Performance (iii)	Payout Factor (iv)	Weighting (v)	Performance Score (vi)
Adjusted Diluted “Core Earnings” Per Share[13]	$3.02	$3.40	147.5%	50%	73.8%
Adjusted “Core Earnings” Operating Expenses[14] (millions)	$926	$931	91.1%	20%	18.2%
Business Processing EBITDA[15] (millions)	$48	$57	150.0%	15%	22.5%
Private Education Loan Gross Defaults (millions)	$366	$213	150.0%	15%	22.5%
Overall Performance Score:					137.0%

[13]	See footnote 10 above for additional information regarding Adjusted Diluted “Core Earnings” Per Share.

14 See footnote 11 above for additional information regarding Adjusted “Core Earnings” Operating Expenses, which for 2020 excludes $33 million in net regulatory-related expenses and $9 million in restructuring expenses.

[15]	See footnote 12 above for additional information regarding EBITDA.

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These performance results were reviewed and certified by the Compensation Committee in January 2021. In determining the incentive award amounts to be paid to each of our NEOs under the 2020 MIP, the Committee also considered the individual performance of each NEO, as reflected in an annual performance assessment prepared by our CEO and presented to the Committee. The Committee also consulted with the other independent members of the Board in reviewing the CEO’s performance and setting his incentive payout.

Based on Navient’s strong 2020 financial results, which resulted in above-target performance under the 2020 MIP, the Committee did not make any changes to our incentive plan goals or payouts to offset the impacts of the COVID-19 pandemic. The incentive award amounts for our NEOs under the 2020 MIP, which were paid in cash in February 2021, are set forth in the following table.

2020 MIP Payouts
Navient NEOs	Target % of Base Salary	2020 Target Incentive Award at 100% Achievement Amount ($)	2020 MIP Incentive Award at 137% Achievement Amount ($)
Mr. Remondi	150%	1,500,000	2,055,000
Mr. Fisher*	150%	222,704	305,105
Mr. Kane	150%	690,000	945,300
Mr. Heleen	150%	577,500	791,175
Mr. Hauber	150%	525,000	719,250
Mr. Morris	125%	356,250	488,062
Mr. Lown**	150%	600,000	0

* Mr. Fisher’s annual incentive was pro-rated to reflect his appointment as Chief Financial Officer and Principal Accounting Officer at the beginning of the fourth quarter.

** Mr. Lown did not receive an annual incentive for 2020 due to his resignation in May 2020.

2020 Long-term Incentive Program

Our long-term incentive program is designed to drive long-term performance and shareholder value by delivering a significant portion of NEO compensation through a mix of restricted stock units (“RSUs”) and performance stock units (“PSUs”). Similar to the mix for 2019, Mr. Remondi’s 2020 long-term incentive award was delivered 60% in the form of PSUs and 40% in the form of RSUs (in terms of grant date value). Each of our other NEOs (excluding Messrs. Fisher and Morris) received long-term incentive awards split equally between RSUs and PSUs.

Mr. Fisher’s 2020 long-term incentive award was delivered 100% in the form of RSUs in accordance with the standard practice for employees at his level (Vice President) at the time he received his grant in February 2020. In addition, in connection with his promotion to CFO in October 2020, Mr. Fisher received an additional, one-time award of RSUs with a grant-date value of $150,000. Mr. Morris’s 2020 long-term incentive award was delivered 75% in the form of RSUs and 25% in the form of PSUs in accordance with the standard practice for employees at his level (Senior Vice President) at the time he received his grant in February 2020.

The chart below details the 2020 long-term incentive awards for our NEOs:

Navient NEOs	Performance Stock Units(1) (#)	Restricted Stock Units(2) (#)	Total Award Value(3) ($)
Mr. Remondi	212,765	141,843	5,000,000
Mr. Fisher	-	23,030	240,000
Mr. Kane	35,460	35,460	1,000,000
Mr. Heleen	26,595	26,595	750,000
Mr. Hauber	17,730	17,730	500,000
Mr. Morris	4,432	13,297	250,000
Mr. Lown(4)	42,553	42,553	1,200,000

(1)	This column represents the target PSUs granted to each of the NEOs on February 6, 2020, with the target number of PSUs equal to 50% (60% for Mr. Remondi, 25% for Mr. Morris and 0% for Mr. Fisher) of the approved 2020 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date. Each PSU is subject to performance-based vesting over a three-year performance period beginning on January 1, 2020 and ending on December 31, 2022. The vesting provisions of these PSUs are described below.

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(2)	This column represents the RSUs granted to each of the NEOs on February 6, 2020, with the number of RSUs equal to 50% (40% for Mr. Remondi. 75% for Mr. Morris and 100% for Mr. Fisher) of the approved 2020 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date. These RSUs are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions. Mr. Fisher received two separate RSU awards; a regular grant in February 2020 with a grant-date value of $90,000 (representing 100% of his 2020 annual long-term incentive award) and a one-time promotional grant in October 2020 with a grant-date value of $150,000.

(3)	Total award value differs slightly from the grant date fair value, as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table, as the number of units is rounded down to the nearest whole unit to avoid the issuance of fractional units or shares.

(4)	Mr. Lown’s 2020 long-term incentive awards were forfeited in connection with his resignation in May 2020

2020-22 Performance Stock Units

PSUs granted in 2020 as part of our 2020 long-term incentive program are designed to vest at the end of 2022, with a potential payout ranging from 0% to 150% of the target number of units, based on cumulative performance over the 2020-22 performance period.

The design of the 2020 PSUs was unchanged from 2019, with a 70% weight assigned to net student loan cash flows as a primary driver of the Company’s value, and a 30% weight assigned to return on equity (“ROE”), a standard financial metric that incents a disciplined approach to managing, allocating and investing capital to achieve the best return for shareholders. Given the impact of accounting rules on certain businesses, separate annual ROE targets will be established by the Committee for each year in the 2020-22 PSU performance cycle, with targets set at the beginning of each year. Each annual ROE target will have 10% weight and earned awards will not be paid until after the end of the 2020-22 performance period. The 2020 PSUs, like the 2019 PSUs, utilize “Core Earnings” ROE calculated using average stockholder’s equity on a “Core Earnings” basis, which eliminates volatility associated with derivative related mark-to-market adjustments that are out of management’s control.16

These performance metrics for the 2020-22 PSUs are summarized below:

2020-22 Performance Stock Units
2020-22 PSU Performance Metric	Weight		Rationale
Cumulative Net Student Loan Cash Flows[17]	70%	●	Promotes successful management of our loan portfolios
		●	Critical driver of shareholder value, supporting dividends, share repurchases and debt payments
		●	Supports growth of strategic businesses, including consumer lending
“Core Earnings” Return on Equity[18]	10% / 10% / 10%	●	Requires focus on managing, allocating and investing capital to achieve the best return for shareholders
		●	Standard financial metric that permits comparability across peer groups and industry-wide benchmarks

16 For purposes of these PSUs, “Core Earnings” Return on Equity is calculated as a percentage equal to the Company’s “Core Earnings” net income for each of fiscal years 2020, 2021 and 2022 (as shown in the segment reporting footnote in the Company’s audited financial statements as published in the Company’s annual report on Form 10-K, excluding the impact of any regulatory and restructuring costs), divided by average stockholder’s equity for each such year (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in a given year).

17 Cumulative Net Student Loan Cash Flows is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Cumulative Net Student Loan Cash Flows are the aggregate cash flows net of secured borrowings from all student loans (including private credit refinance loans) realized for the fiscal years 2020, 2021 and 2022, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2022 that are accelerated through securitizing or pledging unencumbered student loans or through loan sales.

18 Annual “Core Earnings” Return on Equity targets and range are established by the Committee at the beginning of each respective year, with each year’s performance counting 1/3 towards the total 30% weight. “Core Earnings” Return on Equity is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of “Core Earnings” Return on Equity, see footnote 16 above. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 35-43 of our 2020 Annual Report filed on Form 10-K on February 26, 2020, as well as the section titled “Non-GAAP Financial Measures” in each of our quarterly reports filed on Forms 10-Q.

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The chart below shows the potential for vesting as a percentage of the target number of PSUs:

2020-22 Performance Stock Units
Performance Metric	Weight	Percentage of 2020-22 PSUs Vesting*
		0%	50%	100%	150%
Cumulative Net Student Loan Cash Flows	70%	Less than $6.75 billion	$6.75 billion	$7.8 billion	$8.7 billion or greater
2020 “Core Earnings” Return on Equity	10%	Less than 18.6%	18.6%	20.6%	22.6%
2021 “Core Earnings” Return on Equity	10%	Less than 16%	16%	18%	20%
2022 “Core Earnings” Return on Equity[19]	10%	-	-	-	-

* For points between each performance level, the vesting percentages will be interpolated. That is, vesting will be interpolated between threshold performance (50% vesting) and target performance (100% vesting), as well as between target performance and maximum performance (150% vesting).

Regarding the performance targets established for each metric, the Compensation Committee believes that these targets are set at challenging but achievable levels in light of the uncertain regulatory, rating agency and financial environment the Company faces. The Committee considers these environmental factors, prevailing market-competitive return ratios, and the resulting degree of difficulty that management faces in achieving the Company’s long-term growth and performance goals when establishing appropriate levels for threshold, target and maximum performance levels and payout curves. The Committee established threshold, target and maximum levels of performance for 2021 “Core Earnings” Return on Equity at the beginning of calendar year 2021. These levels reflect our general market expectations for 2021, as well as our expectation that average stockholder’s equity for 2021 (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in 2021) will remain stable in 2021 while our legacy loan portfolio continues to amortize, resulting in a lower expected “Core Earnings” Return on Equity for 2021 relative to 2020.

The Company achieved a “Core Earnings” ROE of 23.2% for fiscal year 2020, which equates to maximum achievement (150%) of the 2020 goal for that performance metric.

2019-21 Performance Stock Units

The achievement of the 2020 ROE performance goal at the maximum level (150%) described above applies to the 2020 “Core Earnings” ROE performance metric for the 2019-21 PSU awards granted in early 2019 (weighted at 10% of the 2019-21 PSUs). The Company achieved a 2019 “Core Earnings” ROE of 17.4%, which equated to maximum achievement (150%) of the 2019 goal for that metric under the 2019-21 PSUs (also at weighted 10% of the 2019-21 PSUs). These results were driven by Navient’s strong earnings results in both 2019 and 2020.

2018-20 Performance Stock Units

Fiscal year 2020 also marked the final year of a three-year performance period associated with PSUs granted to our executive team in early 2018 as part of our long-term incentive program. These 2018-20 PSUs were designed to vest in early 2021 based on performance through the end of 2020, with a potential payout ranging from 0% to 150% of the target number of units, determined by cumulative performance over the 2018-20 performance period. The following performance metrics were selected in early 2018 to focus management on specific long-term business objectives:

[19]	The Committee will establish the “Core Earnings” Return on Equity target and range for 2022 at the beginning of calendar year 2022.

2021 Proxy Statement	59

2018-20 PSU Performance Metric	Weight		Rationale
Cumulative Net Student Loan Cash Flows	50%	●	Promotes successful management of our loan portfolios
		●	Critical driver of shareholder value, supporting dividends, share repurchases and debt payments
		●	Supports growth of strategic businesses, including consumer lending
Cumulative Revenue from Growth Businesses	30%	●	Emphasizes strategic growth as our legacy loan portfolio amortizes
		●	Offsets Company-wide expenses as our legacy loan portfolio amortizes
Strategic Objectives	20%	●	Focuses management on critical, long-term strategic goals

The following chart summarizes the Company’s cumulative performance over the 2018-20 performance period relative to the targets established for each of these metrics. Our performance during this three-year period resulted in the 2018-20 PSUs vesting at 83% of the target number of units.

2018-20 Performance Stock Units
2018-20 Performance Metric	Performance Target	2018-20 Actual Performance	Payout Factor	Weight	Performance Score
Cumulative Net Student Loan Cash Flows[20] (millions)	$8,700	$8,982	123%	50%	62%
Cumulative Revenue from Growth Businesses[21] (millions)	$1,098	$854	0%	30%	0%
Strategic Objectives			105%	20%	21%
● Originate High Quality Student Loan Assets
● Capture Operating Efficiencies in Legacy Student Loan Business
● Improve Margins in Business Processing
● Build Strong Relationships with State and Federal Regulators
● Grow Intrinsic Value of Company

Overall Performance Score:	83%

The Committee considered management’s key achievements during the 2018-20 performance period when assessing the Company’s performance relative to the strategic goals established at the beginning of that period. These key achievements are set forth in the table on the following page.

20 Cumulative Net Student Loan Cash Flows is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Cumulative Net Student Loan Cash Flows include aggregate cash flows net of secured borrowings from student loans realized for the fiscal years 2018, 2019 and 2020, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2020 that are accelerated through securitizing or pledging unencumbered student loans or through loan sales.

21 Cumulative Revenue from Growth Businesses includes that portion of the Company’s aggregate revenue for fiscal years 2018-20 from non-federal-loan-related businesses.

2021 Proxy Statement	60

2018-20 Performance Stock Units
2018-20 Strategic Objectives		Achievements
Originate High Quality Student Loan Assets	●	Grew private education refinance loan originations from $2.8B in 2018, to $4.9B in 2019, and originated $4.6B in private education refinance loans in 2020 despite the uncertain economic environment related to COVID-19
	●	Credit loss rates for Earnest refinance loans have averaged 50% lower than the market index of similar student loan refinance portfolios

Capture Operating Efficiencies in Legacy Student Loan Business	●	Reduced direct servicing unit cost between 2018-20 while improving customer satisfaction
	●	Continued to implement automation and system enhancements, as well as program and procedural improvements, that have driven down expenses and improved efficiency
	●	Moved core IT systems that support our servicing operations to a more variable cost structure through strategic agreement with First Data, now part of Fiserv
Improve Margins in Business Processing	●	Business Processing EBITDA margins improved in 2018-19 and held steady in 2020 despite pandemic-related impacts to core business
	●	Implemented operational improvements, including robotic process automations and call optimization efforts, and reduced employee turnover
	●	Secured several large-scale healthcare revenue cycle management engagements and won new contracts in 2020 to support states in providing unemployment benefits and COVID-19 contract tracing services
Build Strong Relationships with State and Federal Regulators	●	Established or reestablished dialogue with various regulatory bodies
	●	Received positive examinations from key federal and state regulators
	●	Continued to provide fact-based responses to ongoing litigation
Grow Intrinsic Value of Company	●	Delivered increasing Adjusted Diluted “Core Earnings” Per Share results year-over-year
	●	Broadened information available to investors through periodic disclosures, guidance of future impacts, and investor conferences
	●	Value delivered to shareholders through dividends and share repurchases

These strategic goals were established at the beginning of the three-year period to be challenging but achievable. In evaluating management’s performance over the entire performance period, the Committee considered the business environment during the performance period and its impact on the difficulty of achieving the strategic goals. Based on its evaluation of the strategic goal achievements individually and overall, the Committee determined that management’s accomplishments relative to these strategic goals warranted a payout factor of 105% (vs. maximum payout factor of 150%).

Deferred Compensation

We provide our NEOs with the opportunity to defer a portion of their compensation under the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to provide all of our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-advantaged basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts. The Company does not make any contributions to the Deferred Compensation Plan for periods on or after January 1, 2019. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs who participate can be found below under the “Non-Qualified Deferred Compensation” table.

Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in the same broad-based employee benefit programs that we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.

2021 Proxy Statement	61

Perquisites

Perquisites are limited and are not a significant portion of our compensation program. In 2020, we did not provide relocation allowances to any NEO other than to Mr. Fisher, who, at the time of his promotion to CFO in October 2020, was based at the Company’s Herndon, Virginia office and was made eligible for up to $150,000 in relocation benefits to facilitate his relocation to the Wilmington, Delaware area. We provided transportation allowances to our CEO as described in the Summary Compensation Table below.

Severance Benefits

Navient has adopted an executive severance plan and a change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.

Under the executive severance plan, our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments under the change in control severance plan in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. All plan participants, including our NEOs, are entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration, only when equity awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration provides NEOs with the benefit of these outstanding awards granted in prior years. They also may be able to exercise the awards and possibly participate in the change in control transaction for the consideration received.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership Guidelines

Navient has adopted share ownership guidelines applicable to its senior executives, including our NEOs. These ownership guidelines, which are required to be achieved over a five-year period, are as follows:

●	Chief Executive Officer — Lesser of 1 million shares or $5 million in value

●	Executive Vice President — Lesser of 200,000 shares or $1 million in value

●	Senior Vice President — Lesser of 70,000 shares or $350,000 in value

Each of our NEOs other than Mr. Remondi and Mr. Morris holds the title of Executive Vice President; Mr. Morris is a Senior Vice President.

The guidelines encourage continued ownership of a significant amount of Navient’s Common stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold Navient Common Stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants during the following year if he or she sells this stock (whether before or after such guidelines are met), if such sale results in a decrease below the thresholds established by the guidelines.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock; restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis, and vested stock options, to the extent that they are “in-the-money” on an after-tax basis.

All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement either through their stock ownership levels or due to the five-year initial period not being finished.

Hedging/Pledging Prohibition

Navient policy prohibits directors and senior management from engaging in hedging, pledging and certain other transactions involving Navient Common Stock. See “Director Compensation” above for additional details.

2021 Proxy Statement	62

Policy on Rule 10b5-1 Trading Plans

The Company has a policy governing the use by directors and executive officers of pre-established trading plans for sales of our Common Stock. See “Director Compensation” above for additional details.

Clawback

Awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan (as amended and restated) are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events. Navient enhanced its clawback policy in 2017 following an extensive review and consideration of the Company’s then-existing clawback policy by the Compensation Committee. The enhanced clawback policy grants the Board discretion to recoup incentive compensation both in the event of a financial restatement and in the case of the executive’s misconduct involving a material violation of Navient policy or commission of fraud or other misconduct involving Navient. Following engagement with its shareholders, the Board further enhanced the clawback policy in March 2018 to add a clawback trigger in the event of misconduct committed by persons under a senior officer’s supervision.

Navient Compensation Committee Process for Approving Long-term Awards

The Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards (or, if later, the employee’s hire or promotion date). The Compensation Committee approves any awards to newly hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the Committee at which the awards are approved (or, if later, the officer’s hire or promotion date). Under the terms of the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated, stock options are required to be priced at the closing market price of Navient’s Common Stock on the Nasdaq on the date of grant.

Tax Deductibility of Compensation Over $1 Million

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal income tax deduction for annual compensation over $1 million paid to our chief executive officer, chief financial officer, three other most highly compensated officers and anyone who has served as one of our covered officers after 2016, other than pursuant to certain grandfathered compensation arrangements. The Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

Changes to Our Executive Compensation Program for 2021

The Compensation Committee made changes to our long-term incentive program for 2021 by introducing a new relative performance metric to the design of PSUs granted in 2021.

As in prior years, the PSUs granted in 2021 are designed to vest at the end of a three-year performance period, with a potential payout based on cumulative performance over the 2021-23 performance period. The design of the 2021 PSUs is similar to PSUs granted in 2019 and 2020 in that a 70% weight has been assigned to net student loan cash flows as a primary driver of the Company’s value, and a 30% weight has been assigned to return on equity (“ROE”). As in prior years, separate annual ROE targets will be established by the Committee for each year in the 2021-23 PSU performance cycle, with targets set at the beginning of each year, and each annual ROE target will have 10% weight. Potential payouts based on performance relative to these two performance metrics will range from 0% to 150% of the target number of units, and earned awards will be paid after the end of the 2021-23 period.

New for 2021 is the addition of a performance “multiplier” based on the Company’s total shareholder return relative to a performance peer group consisting of all companies in the S&P 400 Financials Index (“rTSR”). The addition of this rTSR multiplier is intended to emphasize the Company’s keen focus on delivering superior overall returns to shareholders. Vesting of the 2021 PSUs—as determined solely by net student loan cash flows and ROE—will be multiplied by +/- 20% based on the Company’s rTSR performance over the three-year performance period, raising the overall maximum potential payout to 180% of the target number of units and introducing additional “down-side” risk.

2021 Proxy Statement	63

Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY(2) ($)	BONUS(3) ($)	STOCK AWARDS(4) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(6) ($)	ALL OTHER COMPENSATION(7) ($)	TOTAL ($)

Jack Remondi	2020	1,038,461	0	4,999,972	0	2,055,000	-	8,274	8,101,707
President and Chief	2019	1,000,000	0	4,999,989	0	1,785,000	-	8,332	7,793,321
Executive Officer	2018	1,000,000	0	2,799,997	1,199,998	1,896,000	-	8,110	6,904,105

Joe Fisher	2020	257,860	0	239,984	0	305,105	-	8,137	811,086
Chief Financial
Officer

John Kane	2020	477,692	0	999,972	0	945,300	-	14,250	2,437,214
Group President, Business	2019	460,000	0	999,993	0	821,100	-	14,000	2,295,093
Processing Solutions	2018	460,000	0	909,979	389,999	690,000	-	38,750	2,488,728

Mark Heleen	2020	399,807	0	749,979	0	791,175	-	14,250	1,955,211
Chief Legal Officer	2019	384,999	0	749,983	0	687,225	-	14,000	1,836,207
and Secretary	2018	384,999	0	524,986	224,998	729,960	-	13,750	1,878,693

Steve Hauber	2020	363,461	0	499,986	0	719,250	-	14,250	1,596,947
Chief Risk and	2019	345,384	0	499,996	0	624,750	-	14,000	1,484,130
Compliance Officer	2018	310,000	0	349,977	149,999	489,800	-	34,158	1,333,934

Ted Morris	2020	295,961	150,000	249,978	0	488,062	-	14,250	1,198,251
Controller; Former Acting
Chief Financial Officer

Christian Lown	2020	200,002	0	1,199,994	0	0	-	14,250	1,414,246
Former Chief Financial	2019	400,004	700,000	1,199,987	0	714,000	-	14,000	3,027,991
Officer	2018	400,004	700,000	839,989	359,999	758,400	-	38,750	3,097,142

(1)	Reflects the position held by each NEO as of December 31, 2020, except for Messrs. Morris and Lown. Mr. Fisher was appointed as Chief Financial Officer effective October 7, 2020. Prior to his appointment, Mr. Fisher served as Navient’s Vice President of Investor Relations and Corporate Development.

(2)	Navient pays employee salaries in bi-weekly installments throughout the calendar year. In 2020, the Company’s standard payroll schedule for all salaried employees, including each NEO, included 27 bi-weekly pay periods.

(3)	For Mr. Morris for 2020, reflects the total monthly supplemental bonuses ($30,000 per month) paid to Mr. Morris for each month or portion thereof during which he served as Acting CFO. For Mr. Lown for 2019 and 2018, reflects the one-time deferred signing bonus of $1,400,000 to compensate him for a portion of the long-term equity and deferred compensation with his former employer that he forfeited by joining Navient in March 2017. This Deferred Signing Bonus was payable in cash in two equal installments on March 17, 2018 and March 17, 2019.

(4)	Amounts shown are the grant date fair values of the various stock-based awards granted during 2018, 2019 and 2020 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2020 Annual Report on Form 10-K.

The grant-date fair value of performance stock units (“PSUs”) awarded during each fiscal year is shown based on the probable performance (target) value of the awards. The maximum grant-date fair value of the PSU awards for 2020 assuming all performance goals were achieved at their maximum levels would be as follows: for Mr. Remondi, $4,499,972; for Mr. Kane, $749,979; for Mr. Heleen, $562,477; for Mr. Hauber, $374,989; for Mr. Morris, $93,736; and for Mr. Lown, $899,988.

Mr. Lown’s 2020 long-term incentive awards were forfeited in connection with his resignation in May 2020.

(5)	Annual incentive awards were paid to NEOs under the Management Incentive Plan in cash.

(6)	Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.

2021 Proxy Statement	64

(7)	For 2020, the components of “All Other Compensation” were as follows:

NAME	EMPLOYER CONTRIBUTIONS TO DEFINED CONTRIBUTION PLAN (A) ($)	TRANSPORTATION ALLOWANCE (B) ($)	TOTAL ($)
Remondi	7,692	582	8,274
Fisher	8,137	0	8,137
Kane	14,250	0	14,250
Heleen	14,250	0	14,250
Hauber	14,250	0	14,250
Morris	14,250	0	14,250
Lown	14,250	0	14,250

(A)	Amounts credited to Navient’s tax-qualified defined contribution plan.

(B)	Automobile allowance benefit calculated based on the annual lease method.

2021 Proxy Statement	65

Grants of Plan-Based Awards

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	GRANT DATE FAIR VALUE OF STOCK
NAME	GRANT DATE	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	UNITS(3) (#)	AWARDS(4) ($)
Remondi	Management
	Incentive Plan	-	1,500,000	2,250,000
	2/6/2020				106,382	212,765	319,147		2,999,986
	2/6/2020							141,843	1,999,986
Fisher	Management
	Incentive Plan	-	222,704	334,056
	2/6/2020				-	-	-	6,382	89,986
	10/7/2020							16,648	149,998
Kane	Management
	Incentive Plan	-	690,000	1,035,000
	2/6/2020				17,730	35,460	53,190		499,986
	2/6/2020							35,460	499,986
Heleen	Management
	Incentive Plan	-	577,500	866,250
	2/6/2020				13,297	26,595	39,892		374,989
	2/6/2020							26,595	374,989
Hauber	Management
	Incentive Plan	-	525,000	787,500
	2/6/2020				8,865	17,730	26,595		249,993
	2/6/2020							17,730	249,993
Morris	Management
	Incentive Plan	-	356,250	534,375
	2/6/2020				2,216	4,432	6,648		62,491
	2/6/2020							13,297	187,487
Lown(5)	Management
	Incentive Plan	-	600,000	900,000
	2/6/2020				21,276	42,553	63,829		599,997
	2/6/2020							42,553	599,997

(1)	Represents the possible total payouts for each Navient Named Executive Officer (“NEO”) under the Navient 2020 Management Incentive Plan (“MIP”). Mr. Fisher’s payout was pro-rated to reflect his appointment at the beginning of the fourth quarter of 2020. The actual amounts earned under the 2020 MIP and paid in February 2021 are set forth below:

	Target 2020 MIP Payout ($)	Actual 2020 MIP Payout ($)
Mr. Remondi	1,500,000	2,055,000
Mr. Fisher	222,704	305,105
Mr. Kane	690,000	945,300
Mr. Heleen	577,500	791,175
Mr. Hauber	525,000	719,250
Mr. Morris	356,250	488,062
Mr. Lown	600,000	0

(2)	Represents the range of performance stock units (“PSUs”), granted on February 6, 2020, that may vest based on various performance metrics for the three-year performance period from January 1, 2020, through December 31, 2022. See “Long-term Incentive Program” in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

(3)	Stock awards granted on February 6, 2020, to Messrs. Remondi, Fisher, Kane, Heleen, Hauber, Morris and Lown represent restricted stock units (“RSUs”) that have vested or will vest and convert into shares of Common Stock in one-third increments on February 6, 2021, February 6, 2022 and February 6, 2023. Stock awards granted on October 7, 2020 to Mr. Fisher represent RSUs that will vest and convert into shares of Common Stock in one-third increments on October 7, 2021, October 7, 2022 and October 7, 2023.

(4)	Amounts disclosed for awards granted in 2020 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2020 Annual Report on Form 10-K.

(5)	Mr. Lown’s 2020 long-term incentive awards were forfeited in connection with his resignation in May 2020.

2021 Proxy Statement	66

Outstanding Equity Awards at Fiscal Year End

The table below sets forth information regarding Navient equity awards that were outstanding as of December 31, 2020.

			OPTION AWARDS				STOCK AWARDS
NAME(1)	GRANT DATE(2)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(3) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (4) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(5) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(6) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED(5) ($)
Remondi	1/27/2011	80,000	-	9.3771	1/27/2021	-	-	-	-
	2/3/2016	762,376	-	9.1800	2/3/2021	-	-	-	-
	2/6/2017	297,397	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	308,880	154,440	13.6300	2/5/2023	-	-	-	-
	2/5/2018	-	-	-	-	22,552	221,460	-	-
	2/5/2018	-	-	-	-	146,553	1,439,150	-	-
	2/5/2019	-	-	-	-	127,410	1,251,166	-	-
	2/5/2019	-	-	-	-	-	-	299,104	2,937,201
	2/6/2020	-	-	-	-	147,621	1,449,638	-	-
	2/6/2020	-	-	-	-	-	-	231,142	2,269,814
Fisher	2/5/2018	-	-	-	-	3,001	29,469	-	-
	2/5/2019	-	-	-	-	6,381	62,661	-	-
	2/6/2020	-	-	-	-	6,933	68,082	-	-
	10/7/2020	-	-	-	-	16,933	166,282	-	-
Kane	1/27/2011	13,333	-	9.3771	1/27/2021	-	-	-	-
	2/3/2016	261,386	-	9.1800	2/3/2021	-	-	-	-
	2/6/2017	107,806	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	100,386	50,193	13.6300	2/5/2023	-	-	-	-
	2/5/2018	-	-	-	-	7,652	75,142	-	-
	2/5/2018	-	-	-	-	47,628	467,706	-	-
	2/5/2019	-	-	-	-	33,234	326,357	-	-
	2/5/2019	-	-	-	-	-	-	49,850	489,527
	2/6/2020	-	-	-	-	38,522	378,286	-	-
	2/6/2020	-	-	-	-	-	-	38,522	378,286
Heleen	2/6/2017	55,762	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	57,915	28,957	13.6300	2/5/2023	-	-	-	-
	2/5/2018	-	-	-	-	4,414	43,345	-	-
	2/5/2018	-	-	-	-	27,477	269,824	-	-
	2/5/2019	-	-	-	-	23,881	234,511	-	-
	2/5/2019	-	-	-	-	-	-	37,387	367,140
	2/6/2020	-	-	-	-	27,667	271,689	-	-
	2/6/2020	-	-	-	-	-	-	28,892	283,719
Hauber	1/27/2011	8,333	-	9.3771	1/27/2021	-	-	-	-
	2/3/2016	138,613	-	9.1800	2/3/2021	-	-	-	-
	2/6/2017	39,033	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	38,610	19,305	13.6300	2/5/2023	-	-	-	-
	2/5/2018	-	-	-	-	2,943	28,900	-	-
	2/5/2018	-	-	-	-	18,318	179,882	-	-
	2/5/2019	-	-	-	-	16,617	163,178	-	-
	2/5/2019	-	-	-	-	-	-	24,925	244,763
	2/6/2020	-	-	-	-	19,261	189,143	-	-
	2/6/2020	-	-	-	-	-	-	19,261	189,143
Morris	2/3/2016	92,409	-	9.1800	2/3/2021	-	-	-	-
	2/6/2017	39,033	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	21,235	10,618	13.6300	2/5/2023	-	-	-	-
	2/5/2018	-	-	-	-	5,666	55,640	-	-
	2/5/2019	-	-	-	-	12,462	122,376	-	-
	2/5/2019	-	-	-	-	-	-	6,231	61,188
	2/6/2020	-	-	-	-	14,445	141,849	-	-
	2/6/2020	-	-	-	-	-	-	4,814	47,273

2021 Proxy Statement	67

(1)	Mr. Lown did not have any outstanding equity awards as of December 31, 2020.

(2)	Navient was spun-off from the company now known as SLM Corporation (“SLM”) and became an independent public company effective April 30, 2014. Immediately prior to the Spin-Off, each of our NEOs (other than Messrs. Lown and Heleen) was employed by the company previously known as SLM Corporation (“Former SLM”). Former SLM equity awards outstanding on April 30, 2014, were adjusted and converted into Navient awards and SLM awards. In general, the adjusted and converted equity awards are subject to substantially the same terms and conditions as the original Former SLM equity awards, including the original vesting schedule. The continuous service of each NEO with Former SLM (pre-Spin-Off) and Navient (post-Spin-Off) has been taken into account for vesting purposes. Additional details regarding the adjustment and conversion of Former SLM equity awards can be found in Navient’s Registration Statement filed on Form 10 with the SEC on April 10, 2014. This table reflects only Navient equity awards that were outstanding as of December 31, 2020.

(3)	Stock options granted in 2018 vested in one-third increments on February 5, 2019, February 5, 2020, and February 5, 2021.

(4)	RSUs granted in 2018 vested in one-third increments on February 5, 2019, February 5, 2020 and February 5, 2021. RSUs granted in 2019 have vested or will vest in one-third increments on February 5, 2020, February 5, 2021 and February 5, 2022. RSUs granted in February 2020 have vested or will vest in one-third increments on February 6, 2021, February 6, 2022 and February 6, 2023. RSUs granted to Mr. Fisher in October 2020 will vest in one-third increments on October 7, 2021, October 7, 2022 and October 7, 2023. PSUs granted in 2018 vested after a three-year performance period (2018-20), with the potential payout ranging from 0% to 150% of the target number of units. Based on the Company’s actual performance during the three-year performance period relative to pre-established performance goals, these PSUs vested at 83% of the target number of units and were settled in shares of the Company’s common stock on March 2, 2021. These 2018-20 PSUs are shown above as outstanding on December 31, 2020 based on the final vested amount (i.e., 83% of the target number of units). See “2018-20 Performance Stock Units” in the Compensation Discussion and Analysis above for additional details regarding these PSUs. Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest only to the extent and at the same time the underlying award on which they are issued vest.

(5)	Market value of shares or units is calculated based on the closing market price of $9.82 for Navient Common Stock on December 31, 2020.

(6)	PSUs granted in 2019 will vest after a three-year performance period (2019-21), with the potential payout ranging from 0% to 150% of the target number of units based on a combination of (i) aggregate cash flows net of secured borrowings from all student loans (including private credit finance loans) over the performance period; and (ii) annual “Core Earnings” Return on Equity for each year in the performance period. “Core Earnings” Return on Equity is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. “Core Earnings” Return on Equity is a percentage equal to the Company’s “core earnings” net income for each of fiscal years 2019, 2020 and 2021, divided by average stockholder’s equity for each such year (determined using the average balance of stockholder’s equity on a “core earnings” basis for each quarter in a given year), using yearly “core earnings” net income as shown in the segment reporting footnote in the Company’s audited financial statements as published in the Company’s annual report on Form 10-K, excluding the impact of any regulatory and restructuring costs. Assuming the Company meets or exceeds these performance levels, the PSUs will vest on the second business day after the Company files with the SEC its annual report on Form 10-K for the fiscal year 2021, and in no event later than March 15, 2022. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving target performance goals. See discussion of 2019-21 PSUs in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

PSUs granted in 2020 will vest after a three-year performance period (2020-22), with the potential payout ranging from 0% to 150% of the target number of units based on a combination of (i) aggregate cash flows net of secured borrowings from all student loans (including private credit finance loans) over the performance period; and (ii) annual “Core Earnings” Return on Equity for each year in the performance period. “Core Earnings” Return on Equity is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. “Core Earnings” Return on Equity is a percentage equal to the Company’s “core earnings” net income for each of fiscal years 2020, 2021 and 2022, divided by average stockholder’s equity for each such year (determined using the average balance of stockholder’s equity on a “core earnings” basis for each quarter in a given year), using yearly “core earnings” net income as shown in the segment reporting footnote in the Company’s audited financial statements as published in the Company’s annual report on Form 10-K, excluding the impact of any regulatory and restructuring costs. Assuming the Company meets or exceeds these performance levels, the PSUs will vest on the second business day after the Company files with the SEC its annual report on Form 10-K for the fiscal year 2022, and in no event later than March 15, 2023. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving target performance goals. See discussion of 2020-22 PSUs in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

2021 Proxy Statement	68

Option Exercises and Stock Vested

	Option Awards		Stock Awards
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (1) (#)	VALUE REALIZED ON EXERCISE (2) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (3) (#)	VALUE REALIZED ON VESTING (4) ($)
Remondi	0	0	277,481	3,470,876
Fisher	0	0	8,691	122,382
Kane	0	0	92,292	1,151,701
Heleen	79,868	441,670	52,441	656,568
Hauber	0	0	26,367	335,522
Morris	0	0	17,058	240,194
Lown	0	0	52,680	574,599

(1)	Mr. Heleen exercised 79,868 net-settled stock options on February 14, 2020, with a strike price of $9.18 and a market price of $14.71, receiving 20,458 net shares.

(2)	The value realized upon exercise is the number of net-settled stock options exercised multiplied by the difference between the market price of Navient Common Stock at exercise and the strike price on the net-settled options.

(3)	Represents shares acquired upon the vesting of restricted stock units (“RSUs”), the associated dividend equivalent units (“DEUs”) and any fractional share settlement.

(4)	The value realized on vesting is the number of shares vested multiplied by the closing market price of Navient Common Stock on the vesting date.

Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

Non-Qualified Deferred Compensation

Under the Navient Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), eligible employees, including our NEOs, may elect to defer up to 80 percent of their annual cash-based compensation. The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

All participant deferrals are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.

The following table on the following page provides information regarding contributions and earnings under the Deferred Compensation Plan in 2020, as well as year-end account balances, for each of our NEOs.

2021 Proxy Statement	69

NAME	EXECUTIVE CONTRIBUTIONS IN 2020 (1) ($)	REGISTRANT CONTRIBUTIONS IN 2020 (2) ($)	AGGREGATE EARNINGS IN 2020 ($)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS IN 2020 ($)	AGGREGATE BALANCE AT 12/31/2020 (3) ($)
Remondi	0	0	387,649	0	1,665,324
Fisher	0	0	1,760	0	11,389
Kane	185,265	0	71,871	0	759,107
Heleen	0	0	0	0	0
Hauber	0	0	74,855	0	332,792
Morris	0	0	3,010	0	19,406
Lown	0	0	11,165	(71,969)	0

(1)	Executive contributions are withheld from the executive’s salary and/or non-equity incentive compensation for the relevant fiscal year and are reflected in the relevant column in the Summary Compensation Table for that year.

(2)	The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

(3)	The aggregate balance at fiscal year-end reflects current and prior fiscal year executive and registrant contributions previously reported in the Summary Compensation Table for those years for executives who were named executive officers in those years.

Arrangements with Named Executive Officers

Navient has not entered into an employment agreement with any of its NEOs. However, our NEOs (other than Mr. Lown) participate in the Company’s severance plans for senior officers, and each of our NEOs (other than Mr. Lown) is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.

Executive Severance Plan

Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) prorated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan), death or disability; or (c) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2x; Executive and Senior Vice Presidents-1x. Each of our NEOs other than Mr. Remondi, Mr. Morris (Senior Vice President) and Mr. Lown (no longer employed by Navient) holds the title of Executive Vice President. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.

Change in Control Severance Plan

Under Navient’s Change in Control Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Treatment of outstanding equity awards upon a change in control is governed by the terms of the applicable equity award agreement and not the severance plan. Under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for tax gross-ups.

2021 Proxy Statement	70

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs (other than Mr. Lown, who was no longer employed as an executive officer of Navient on December 31, 2020), under various scenarios including if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2020, given the individual’s compensation and service levels as of December 31, 2020, and based on Navient’s closing stock price of $9.82 per share on December 31, 2020, the last trading date of the year. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.

The following severance arrangements were effective for our NEOs (other than Mr. Lown) who were employed as executive officers of Navient on December 31, 2020: (i) the Navient Corporation Executive Severance Plan for Senior Officers, as amended and restated, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, as amended and restated, and (iii) the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated. Mr. Lown, who is not included in the tables below, did not receive any severance payments or benefits in connection with his resignation in May 2020.

Change in Control Without Termination

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-
Morris	-	-	-	-

(1)	Under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied.

Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(2) ($)	Cash Severance ($)	Medical Insurance / Outplacement(3) ($)	Total ($)
Remondi	9,568,431	7,340,000	25,819	16,934,250
Fisher	326,495	1,659,739	26,096	2,012,330
Kane	2,115,306	3,376,400	15,350	5,507,056
Heleen	1,470,230	2,825,900	25,819	4,321,949
Hauber	995,011	2,569,000	25,819	3,589,830
Morris	428,329	1,838,250	26,096	2,292,675

(2)	For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2020 ($9.82). For stock options where the December 31, 2020 closing market price of Navient Common Stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2020. PSUs granted in 2018 vested at 83% of the target number of units based on Company performance over a three-year performance period (2018-20) and were settled on March 2, 2021. See discussion of 2018-20 PSUs in the Compensation Discussion and Analysis above for additional details. These 2018 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2020.

(3)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months.

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Termination without Cause or Termination for Good Reason

Name	Equity Vesting(4) ($)	Cash Severance ($)	Medical Insurance / Outplacement(5) ($)	Total ($)
Remondi	-	7,340,000	55,819	7,395,819
Fisher	-	1,092,369	49,572	1,141,941
Kane	-	2,033,200	41,512	2,074,712
Heleen	-	1,701,700	49,364	1,751,064
Hauber	-	1,547,000	49,364	1,596,364
Morris	-	1,097,250	34,572	1,131,822

(4)	By their terms, in the event of a termination without cause or a termination for good reason, outstanding Navient equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date. The value of 2019-21 PSUs and 2020-22 PSUs that would continue to vest is dependent on the achievement of the performance goals at the end of the applicable performance period. The value as of December 31, 2020 of 2018-20 PSUs and RSUs that would continue to vest is equal to the total of the amounts reported for each NEO in the “Market Value of Shares or Units of Stock That Have Not Yet Vested“ column on the Outstanding Equity Awards at Fiscal Year End table, above. All stock options that would continue to vest had a strike price that exceeded the price of a share of Navient Common Stock as of December 31, 2020.

(5)	As President and Chief Executive Officer of Navient, Mr. Remondi is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $30,000 of outplacement services. Amounts for Messrs. Fisher, Kane, Heleen and Hauber include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $30,000 of outplacement services. Amounts for Mr. Morris include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $15,000 of outplacement services.

Termination for Cause or Resignation (other than for Good Reason or Retirement)

Name	Equity Vesting(6) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-
Morris	-	-	-	-

(6)	Vested and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated) or resignation other than for Good Reason or Retirement.

Termination upon Retirement

Name	Equity Vesting(7) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-
Morris	-	-	-	-

(7)	Mr. Remondi is eligible for retirement vesting of his outstanding equity awards pursuant to their terms and the Company’s retirement policy. Similarly, Mr. Heleen is eligible for retirement vesting of a portion of his outstanding equity awards. Outstanding equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in the Company’s retirement policy. The award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both Former SLM and Navient is counted for these purposes. See footnote 4 above for the values of equity awards that would continue to vest for Mr. Remondi and Mr. Heleen.

2021 Proxy Statement	72

Termination by Death or Disability

Name	Equity Vesting(8) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	9,568,431	-	-	9,568,431
Fisher	326,495	-	-	326,495
Kane	2,115,306	-	-	2,115,306
Heleen	1,470,230	-	-	1,470,230
Hauber	995,011	-	-	995,011
Morris	428,329	-	-	428,329

(8)	The vesting of all outstanding equity awards will accelerate upon termination of employment due to death or disability. For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2020 ($9.82). For stock options where the December 31, 2020, closing market price of Navient Common Stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2020. PSUs granted in 2018 vested at 83% of the target number of units based on Company performance over a three-year performance period (2018-20) and were settled on March 2, 2021. See discussion of 2018-20 PSUs in the Compensation Discussion and Analysis above for additional details. These 2018 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2020.

Actual Payments Upon Termination

Mr. Lown resigned from the Company on May 29, 2020. He did not receive any severance payments or benefits or accelerated vesting of any equity awards upon his separation, other than payment of earned and vested retirement benefits pursuant to the terms of those plans. Mr. Lown’s 2020, 2019 and 2018 long-term incentive awards were forfeited in connection with his resignation, and Mr. Lown did not receive any payment under the Company’s 2020 Management Incentive Plan.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring Navient to disclose annually: (i) the annual total compensation of the median employee identified by Navient (as described below), (ii) the annual total compensation of Navient’s principal or chief executive officer (“CEO”), and (iii) the estimated ratio of these two amounts.

To identify our median employee, we reviewed the annual compensation of all full-time, part-time, seasonal and temporary employees of Navient and its affiliated companies as of December 31, 2020. As permitted under SEC rules, we treated an employee’s 2020 “annual compensation” for this purpose as equal to the sum of his or her gross income, as reported on payroll records, plus all employer contributions to Navient’s qualified retirement plan made on the employee’s behalf. In identifying the median employee, we excluded the CEO. As of December 31, 2020, Navient and its affiliated companies had approximately 7,500 employees, all of whom reside in the United States or a U.S. territory.

Navient’s CEO is Mr. Remondi. His annual total compensation for 2020 was $8,101,707, as reflected in the Summary Compensation Table. The 2020 annual total compensation of the median employee identified by Navient, calculated in accordance with SEC rules regarding the Summary Compensation Table, was $40,126. Accordingly, Navient’s estimated 2020 pay ratio was 1 to 202.

SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Navient pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

2021 Proxy Statement	73

Other Matters

Certain Relationships and Related Transactions

Navient maintains a written policy regarding review and approval of transactions with related parties. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, nominee, executive officer, greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Party Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Party Transactions and may be required to be disclosed in the proxy statement but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.

From the beginning of 2020 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Navient was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this proxy statement for our named executive officers and directors and the following transactions: As disclosed previously, on January 27, 2020, the Board of Directors, upon the recommendation of the Audit Committee, approved the repurchase of 20,346,464 shares of our common stock from certain subsidiaries and affiliates of Canyon Capital Advisors LLC and certain of its subsidiaries for an aggregate purchase price of $300,517,273.28. Additionally, Ms. Kathryn Miceli, sister-in-law of Joe Fisher, the Company’s Chief Financial Officer and Principal Accounting Officer, has been employed at Navient as Director, Private Credit Reporting since February 20, 2010. During 2020, Ms. Miceli received compensation in the amount of $173,288, which consists of base salary, bonus compensation and equity incentive compensation. Ms. Miceli’s compensation is comparable to the compensation paid to other employees in similar positions.

Other Matters for the 2021 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Delinquent Section 16(a) Reports

A Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2020 with the exception of a single Form 4 filed on behalf of Joe Fisher upon his appointment as the Company’s Executive Vice President, Chief Financial Officer and Principal Accounting Officer. The Company was late in reporting this transaction because of a delay in its receipt of the appropriate SEC filing codes.

2021 Proxy Statement	74

Shareholder Proposals for the 2022 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2022 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2022 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 10, 2021 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.

Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2022 Annual Meeting must be received by it on or after January 20, 2022, and on or before February 19, 2022. Any such notice must satisfy the other requirements in Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Proxy Access Procedures

The Company's Second Amended and Restated Bylaws generally permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares for at least three years to nominate, and include in the Company's proxy materials, director nominees constituting up to the greater of two or 20% of the Company's Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Written notice of proxy access director nominees must be received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date our definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting. With respect to the 2022 Annual Meeting, this notice must be received between November 10, 2021 and December 10, 2021, assuming the date of the 2022 Annual Meeting is not changed by more than 30 days before or after the first anniversary of the 2021 Annual Meeting. Any notices should be addressed to Chief Legal Officer and Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie to solicit proxies for an estimated fee of $15,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, certain employees or other agents of Navient may solicit proxies in person, by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of our 2020 Annual Report on Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense and reduce environmental effects of printing and delivering duplicate proxy materials to shareholders who may have more than one account holding Navient stock but share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

2021 Proxy Statement	75

If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you are a registered shareholder and wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2021 Proxy Statement	76

NAVIENT

NAVIENT CORPORATION
ATTN: CORPORATE SECRETARY
123 JUSTISON STREET
WILMINGTON, DE 19801

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NAVI2021**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50041-P53528

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIENT CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Frederick Arnold	☐	☐	☐
1b. Anna Escobedo Cabral	☐	☐	☐
1c. Larry A. Klane	☐	☐	☐
1d. Katherine A. Lehman	☐	☐	☐
1e. Linda A. Mills	☐	☐	☐
1f. John F. Remondi	☐	☐	☐
1g. Jane J. Thompson	☐	☐	☐
1h. Laura S. Unger	☐	☐	☐
1i. David L. Yowan	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

D50042-P53528

NAVIENT CORPORATION
Annual Meeting of Shareholders
May 20, 2021 8:00 AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Heleen and Kurt Slawson, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Navient Corporation to be held on May 20, 2021, held virtually at www.virtualshareholdermeeting.com/NAVI2021, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF PROPOSALS 1, 2 AND 3, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE NAVIENT 401(K) SAVINGS PLAN.